Exhibit 1

El suscrito, Lic. Guillermo Elizondo Ríos, Secretario Suplente del Consejo de Administración de GRUMA, S.A. DE C.V., CERTIFICA Y HACE CONSTAR:

Que los ESTATUTOS SOCIALES de GRUMA, S.A. DE C.V., incluyendo las modificaciones acordadas en Asamblea General Extraordinaria de Accionistas celebrada el día 4 (cuatro) de Diciembre del 2003 (dos mil tres) en la ciudad de México, D.F., son los siguientes:

ESTATUTOS SOCIALES

GRUMA S.A. DE C.V.

DENOMINACIÓN, OBJETO, DOMICILIO, DURACIÓN Y NACIONALIDAD

ARTÍCULO PRIMERO.- La denominación de la Sociedad es “GRUMA”, la cual irá siempre seguida de las palabras “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE” o de sus abreviaturas “S.A. DE C.V.”

ARTÍCULO SEGUNDO.- La Sociedad  tendrá  por  objeto: a) Comprar, vender, importar y exportar, así como  fabricar y maquilar toda clase de bienes o productos de comercio; b) Adquirir, administrar, negociar, suscribir, emitir, gravar y en general disponer por cualquier título legal acciones, partes  sociales,  emitir  obligaciones quirografarias, hipotecarias o de cualquier tipo, valores y cualesquier clase de títulos de crédito; c) Proyectar, organizar y administrar todo género de empresas; d) Otorgar garantías, avales,  fianzas,  prendas,  hipotecas,  fideicomisos  y cualesquier otra operación crediticia en forma real y personal a nombre propio y de terceros, con los cuales la sociedad tenga relaciones accionarias,  financieras  o comerciales; e) Comprar, vender, dar o tomar en arrendamiento y gravar en general los bienes muebles e inmuebles que sean necesarios o convenientes para la realización del objeto social;  f) Proporcionar y recibir toda clase de servicios de consultoría o asesoría, administrativos, técnicos y de supervisión, de personas físicas o morales, nacionales o extranjeras; g) Establecer sucursales, agencias o representaciones y actuar como mediador mercantil, comisionista, representante, distribuidor o almacenista para toda clase de empresas del país o del extranjero; h) Registrar, adquirir, poseer, comercializar y disponer de marcas, nombres comerciales, patentes, derechos de autor, invenciones y procesos, así como todo lo relacionado con Propiedad Industrial, y toda clase de concesiones, derechos y licencias; i) Dar y tomar dinero en préstamo; j) Suscribir, emitir y negociar títulos de crédito, con la intervención de las instituciones o autoridades que se requieran de acuerdo con la Ley; k) Realizar toda clase de negocios y operaciones financieras, comerciales e industriales que directa o indirectamente se relacionen con su objeto social; l) Celebrar los actos y contratos permitidos por la Ley que sean necesarios o convenientes a su objeto social.

ARTÍCULO TERCERO.- El domicilio de la Sociedad es la Ciudad de Monterrey, N.L., sin embargo, podrá establecer agencias o sucursales en cualquier parte de la República Mexicana o en el extranjero y someterse a domicilios convencionales en los contratos que celebre.”

ARTÍCULO CUARTO.- La duración de la Sociedad será de 99 (noventa y nueve) años, contados a partir del 24 (veinticuatro) de Diciembre de 1971 (mil novecientos setenta y uno).

ARTÍCULO QUINTO.- La Sociedad es de nacionalidad mexicana, en consecuencia, todo extranjero que en el acto de la constitución o en cualquier tiempo ulterior adquiera un interés o participación social en la Sociedad, se obliga formalmente con la Secretaría de Relaciones Exteriores a considerarse como nacional respecto a las acciones que de dicha Sociedad  adquiera o de las que sea titular, así como de los bienes, derechos, concesiones, participaciones  o intereses de que sea titular tal Sociedad, o bien, de los derechos y obligaciones que deriven de los contratos en que sea parte la propia Sociedad con Autoridades Mexicanas, y a no invocar, por lo mismo, la protección de su Gobierno, bajo la pena en caso contrario, de perder en beneficio de la Nación Mexicana las participaciones sociales que hubiere adquirido.

CAPITAL SOCIAL, ACCIONES Y ACCIONISTAS

ARTÍCULO SEXTO.- El capital social es variable. La porción fija sin derecho a retiro íntegramente suscrita y pagada está representada por 452’549,952 (CUATROCIENTOS CINCUENTA Y DOS MILLONES QUINIENTOS CUARENTA Y NUEVE MIL NOVECIENTOS CINCUENTA Y DOS) acciones ordinarias, nominativas, sin expresión de valor nominal, Serie “B”, Clase I; las acciones importan la cantidad de $4’589,601,824.74 (CUATRO MIL QUINIENTOS OCHENTA Y NUEVE MILLONES SEISCIENTOS UN MIL OCHOCIENTOS VEINTICUATRO PESOS 74/100); la porción variable del capital estará representada por acciones ordinarias, sin expresión de valor nominal de la Serie “B”, Clase II.

Todas las acciones conferirán iguales derechos y obligaciones a sus tenedores dentro de cada una de sus Series y Clases. Las acciones podrán tener las demás características que determine la Asamblea General de Accionistas que acuerde su emisión.

La Sociedad únicamente reconocerá como accionistas a aquellas personas o entidades que aparezcan inscritas en el registro de acciones o en el Instituto Nacional para el Depósito de Valores como titulares de las propias acciones.

Las sociedades en las cuales la  Sociedad sea titular de la mayoría de acciones o partes sociales, no podrán, directa o indirectamente, ser accionistas de la

Sociedad ni de cualquier otra sociedad que sea accionista mayoritaria de la Sociedad o que sin serlo, tengan conocimiento que es accionista de ésta.

En el evento de cancelación de la inscripción de acciones en la Sección de Valores del Registro Nacional de Valores, los accionistas  que sean titulares de la mayoría de las acciones ordinarias o tengan la posibilidad, bajo cualquier título, de imponer decisiones en las Asambleas Generales de Accionistas o de nombrar a la mayoría de los miembros del Consejo de Administración de la Sociedad, tendrá la obligación de  realizar una oferta pública de compra, previamente a la cancelación; dicha oferta pública deberá realizarse cuando menos al precio que resulte mayor entre el valor de cotización en Bolsa, de conformidad con lo que se señala en el párrafo siguiente, o el valor  contable de la acción de acuerdo al último reporte trimestral presentado a la Comisión Nacional Bancaria y de Valores y a la Bolsa antes del inicio de la oferta, excepto cuando dicho valor se haya modificado de conformidad con criterios aplicables a la determinación de información relevante, en cuyo caso, deberá considerar la información financiera más reciente con que cuente la Sociedad.

El valor de cotización en Bolsa a que se refiere el párrafo anterior,  será el precio promedio ponderado por volumen de las operaciones que se hayan efectuado durante los últimos 30 (treinta) días en que se hubieran negociado las acciones de la Sociedad, previos a la fecha de la oferta, durante un periodo que no podrá ser superior a 6 (seis) meses. En caso de que el número de días en que se hayan negociado las acciones durante el periodo señalado sea inferior a 30 (treinta) días, se tomarán los días que efectivamente se hubieren negociado. En el evento de que las acciones no se negocien en dicho periodo, se tomará el valor contable de las acciones.

En caso de que la oferta comprenda más de una serie accionaria, el promedio a que hace referencia el párrafo anterior, deberá realizarse por cada una de las series que se pretenda cancelar, debiendo tomarse como valor de cotización para la oferta pública de todas las series, el promedio que resulte mayor.

El Consejo de Administración de la Sociedad, dentro de los 5 (cinco) días hábiles previos al día de inicio de la oferta, deberá dar a conocer su opinión, respecto a la justificación del precio de la oferta pública de compra, en la que tomará en cuenta los intereses de los accionistas minoritarios, a fin de cumplir con lo dispuesto en el artículo 16, segundo párrafo de la Ley del Mercado de Valores y la opinión del Comité de Auditoria, la que en el evento de que sea contraria, deberá divulgarse. En caso de que el consejo de administración se encuentre frente a situaciones que puedan generarle conflicto de interés, la opinión del consejo deberá estar acompañada de otra emitida por un Experto Independiente seleccionado por el Comité de Auditoria, en la que se haga especial énfasis en la salvaguarda de los derechos de los accionistas minoritarios.

Los accionistas que sean titulares de la mayoría de las acciones ordinarias o tengan la posibilidad, bajo cualquier título, de imponer decisiones en las Asambleas Generales de Accionistas o de nombrar a la mayoría de los miembros del Consejo de Administración de la Sociedad,  no estarán obligados a llevar a cabo la oferta pública mencionada en éste artículo para la cancelación registral, si se acredita el consentimiento de los accionistas que representen cuando menos el 95% de capital social de la sociedad,  mediante acuerdo de Asamblea y que el monto a ofrecer por las acciones colocadas entre el Gran Público Inversionista conforme a lo establecido en ésta artículo sea menor a 300,000 (Trescientas mil) unidades de inversión. Lo anterior, en el entendido de que para solicitar y obtener la cancelación de la inscripción de las acciones en la Sección de Valores que lleva la Comisión Nacional Bancaria y de Valores, se deberá constituir el fideicomiso a que hace referencia el siguiente párrafo  y notificar la cancelación y constitución del fideicomiso a través del SEDI (Sistema Electrónico de Envío y Difusión de Información, que a la Bolsa que corresponda le sea autorizado por la Comisión Nacional Bancaria y de Valores).

Los accionistas obligados a realizar la oferta pública a que se refiere éste artículo deberán afectar en un fideicomiso por un periodo mínimo de 6 (seis) meses, los recursos necesarios para comprar al mismo precio de la oferta las acciones de los inversionistas que no acudieron a ésta, en el evento de que una vez realizada la oferta pública de compra y previo a la cancelación de la Inscripción de las acciones en la Sección Valores del  Registro  Nacional de Valores, los mencionados accionistas, no logren adquirir el 100% (cien por ciento) del capital social pagado. Lo previsto en éste artículo será aplicable a los certificados de participación ordinarios sobre acciones, así como a los títulos representativos de 2 (dos) o más acciones de una o más series accionarias de la propia Sociedad.

Los accionistas obligados a realizar la oferta pública a que se refiere éste artículo, podrán solicitar a la Comisión Nacional Bancaria y de Valores les autorice, considerando la situación financiera y perspectivas de la Sociedad, utilizar una base distinta para la determinación del valor de cotización en Bolsa, siempre que presenten el acuerdo del Consejo de Administración, previa opinión favorable del Comité de Auditoria, en el que se contengan los motivos por los cuales se estima justificado establecer un precio distinto, acompañado de un informe de Experto Independiente que haga especial énfasis en que el precio es consistente con el artículo 16 de la Ley del Mercado de Valores.

ARTÍCULO SÉPTIMO.- Los títulos que representen las acciones podrán amparar una o más acciones y serán firmados por dos miembros del Consejo de Administración. Cuando el capital social estuviere representado por títulos que amparen más de una acción y por cualquier motivo tuviere que fraccionarse el título original, cualesquiera dos Consejeros firmarán los nuevos títulos fraccionados que se emitan, para ser cambiados por el  título  original  que  se  fraccione. Será responsabilidad de los Consejeros firmantes de los nuevos

títulos que se emitan, el cancelar el título que se fraccione y emitir los nuevos títulos que amparen el mismo número, Clase y Serie de acciones del título fraccionado. La propiedad de las acciones será transmitida mediante endoso del título o certificado correspondiente o por cualquier otro medio de transmisión legal. En los títulos deberá insertarse lo dispuesto por el Artículo Quinto de estos Estatutos.

Los títulos deberán satisfacer todos los requisitos establecidos por el Artículo 125 de la Ley General de Sociedades Mercantiles.

ARTÍCULO OCTAVO.-  La  sociedad  llevará  un Libro de Registro  de Acciones, que podrá ser llevado por el Secretario del Consejo de Administración, por una Institución de Depósito de Valores, o por alguna Institución de Crédito. En dicho libro se anotarán los datos exigidos por el Artículo 128 de la Ley General de Sociedades Mercantiles.  La Sociedad considerará como dueño de las acciones a quien aparezca inscrito como tal en el mencionado Libro de Registro de Acciones, debiéndose efectuar a petición de los interesados las anotaciones relativas a las transmisiones de acciones que se efectúen.

A petición de su titular, y a su costa, los certificados provisionales y títulos definitivos de acciones podrán ser canjeados por otros de diferentes denominaciones.

En caso de pérdida, robo o destrucción de los certificados provisionales o títulos de acciones, éstos serán reemplazados a costa de su titular, de acuerdo con lo establecido en la Ley General de Títulos y Operaciones de Crédito.

ARTÍCULO NOVENO.- A excepción de los aumentos del capital social que se efectúen como consecuencia de la colocación de acciones propias recompradas que se realicen en los términos de estos Estatutos, los aumentos de capital social, en la porción fija, se efectuarán por resolución de la Asamblea General Extraordinaria de Accionistas. A excepción de los aumentos de capital social que se efectúen como consecuencia de la colocación de acciones propias recompradas que se realicen en los términos de estos Estatutos, la porción variable del capital social podrá aumentarse, con la única formalidad de que el aumento sea acordado por la Asamblea General Ordinaria, cuya acta deberá protocolizarse ante notario público, sin necesidad de inscribir la escritura notarial que contenga la protocolización de la resolución correspondiente en el Registro Público de Comercio. No podrá decretarse aumento alguno antes de que estén íntegramente pagadas las acciones emitidas con anterioridad. Las acciones que por resolución de la Asamblea General de Accionistas que decrete su emisión, deban quedar depositadas en la tesorería de la Sociedad para entregarse a medida que vaya realizándose su suscripción podrán ser ofrecidas para su suscripción y pago por el Consejo de Administración, respetando en todo caso a los accionistas de la Sociedad los derechos de preferencia a que se refiere esta cláusula. El capital social puede también aumentarse por capitalización de cuentas del capital contable a que se refiere el artículo 116 de la Ley General de Sociedades Mercantiles o por capitalización de pasivos. En los aumentos por capitalización de cuentas del capital contable, todas las acciones tendrán derecho a la parte proporcional que les corresponda de las acciones que se emitan para amparar su aumento.

Previa autorización de la Comisión Nacional Bancaria y de Valores, la Sociedad podrá emitir acciones para su colocación en el público, siempre y cuando se mantengan en custodia en una institución para el depósito de valores y se cumplan las condiciones previstas en el Artículo 81 de la Ley del Mercado de Valores.

Todo aumento o disminución del capital social en su porción variable deberá inscribirse en un libro de registro que para tal efecto llevará la Sociedad.

Los accionistas tendrán derecho preferente para suscribir las nuevas acciones que se emitan en caso de aumento del capital social, en proporción al número de acciones de que sean titulares al momento de decretarse el aumento de que se trate. Este derecho deberá ejercitarse dentro del plazo que para tal objeto determine la Asamblea de Accionistas que haya resuelto dicho aumento de capital, pero en ningún caso, dicho plazo será inferior a quince días contados a partir del día siguiente al de la publicación del acuerdo correspondiente en el Periódico Oficial del Estado o en uno de los diarios de mayor circulación del domicilio de la Sociedad.

En caso de que después de la expiración del plazo durante el cual los accionistas debieron ejercer el derecho de preferencia a que se refiere el párrafo anterior, aún quedasen acciones sin suscribir, éstas podrán ser ofrecidas para su suscripción y pago en las condiciones y plazos que determine la Asamblea que hubiera acordado el aumento de capital respectivo, o en los términos que disponga el Consejo de Administración o los delegados designados por la Asamblea a ese efecto.

A excepción de las reducciones del capital social que se efectúen como consecuencia de la recompra de acciones propias en los términos de este Artículo, las reducciones de capital social en la porción fija se efectuarán por resolución de la Asamblea General Extraordinaria de Accionistas. A excepción de las reducciones del capital social que se efectúen como consecuencia de la recompra de acciones propias, o cuando los accionistas ejerzan su derecho de retiro, la porción variable del capital social podrá reducirse con la única formalidad de que la reducción sea acordada por la Asamblea General Ordinaria, sin necesidad de inscribir la escritura notarial que contenga la protocolización de la resolución correspondiente, en el Registro Público de Comercio.

El capital social podrá reducirse: (i) para absorber pérdidas; (ii) por reembolso a los accionistas; (iii) por liberación concedida a los accionistas de exhibiciones no realizadas; (iv) por el ejercicio del derecho de retiro de aportaciones por los titulares de las acciones representativas de la porción variable del capital social, y (v) por la adquisición de acciones propias conforme a los estatutos de la Sociedad.

Las reducciones del capital para absorber pérdidas se llevarán a cabo en forma estrictamente proporcional entre los accionistas, sin necesidad de cancelar las acciones respectivas, en virtud de que éstas carecen de valor nominal. En el caso de reducciones del capital social por reembolso a los accionistas, el reembolso se hará en forma proporcional entre éstos, en el entendido de que el precio de reembolso no podrá ser inferior al valor contable de las acciones de acuerdo al último estado de posición financiera que haya sido aprobado por la Asamblea General Ordinaria.

En caso de reducción de capital social como consecuencia de que un accionista propietario de acciones representativas de la porción variable del propio capital social desee ejercitar su derecho de retirar total o parcialmente su aportación, la reducción de capital se efectuará con estricto apego a lo ordenado por los artículos 220 y 221 de la Ley General de Sociedades Mercantiles y además, reembolsando las acciones de que se trate al valor que resulte más bajo entre: (i) el noventa y cinco por ciento del valor de cotización en bolsa, obtenido del precio promedio ponderado por volumen de operaciones que se hayan efectuado durante los treinta días en que se hayan negociado las acciones de la Sociedad, previos a la fecha en que el retiro deba surtir sus efectos, durante un periodo que no podrá ser superior a seis meses; o bien, (ii) el valor contable  de las acciones de acuerdo al balance general correspondiente al cierre del ejercicio inmediato anterior a aquel en que la separación deba surtir sus efectos, previamente aprobado por la Asamblea General Ordinaria de Accionistas. En caso de que el número de días en que se hayan negociado las acciones durante el periodo señalado anteriormente sea inferior a treinta días, se tomarán los días que efectivamente se hubieren negociado. En el evento de que las acciones no se negocien en dicho periodo, se tomará el valor contable de las acciones. En todo caso, el retiro parcial o total de aportaciones de un accionista deberá notificarse a la Sociedad de manera fehaciente y el pago del reembolso será exigible a la Sociedad a partir del día siguiente al de la celebración de la Asamblea General Ordinaria de Accionistas que haya aprobado el balance general  correspondiente al ejercicio en el que el retiro deba surtir sus efectos.

Los titulares de acciones representativas del capital variable únicamente podrán ejercitar el derecho de retiro hasta por el monto del propio capital variable y en ningún caso podrá ejercerse ese derecho cuando implique la reducción del capital a menos del capital mínimo establecido.

De igual manera, la Asamblea General Extraordinaria de Accionistas podrá resolver la amortización de acciones de la Sociedad con utilidades repartibles sin disminuir el capital social, cumpliendo en este caso, lo dispuesto en el Artículo 136 de la Ley General de Sociedades Mercantiles. La amortización se llevará a cabo, a elección de la Asamblea General Extraordinaria de Accionistas: (i) mediante la adquisición de las acciones correspondientes en oferta pública de compra que se efectúe por conducto de una bolsa de valores, al precio y conforme al método que al efecto determine la Asamblea General Extraordinaria de Accionistas, la cual podrá delegar esa facultad en el Consejo de Administración, o (ii) en forma proporcional entre todos los accionistas a efecto de que, después de realizada la amortización, los accionistas mantengan los mismos porcentajes respecto del capital social que antes tenían. Las acciones amortizadas quedarán anuladas y los títulos correspondientes deberán cancelarse.

La Sociedad podrá adquirir acciones representativas de su capital social a través de las bolsas de valores en las que operen, al precio corriente en el mercado. La adquisición de acciones propias se realizará, con cargo al capital contable en tanto pertenezcan dichas acciones a la propia Sociedad o, en sus caso, al capital social en el evento de que se resuelva convertirlas en acciones de tesorería, en cuyo supuesto, no se requerirá de resolución de la Asamblea de Accionistas.

La Asamblea General Ordinaria de Accionistas deberá acordar expresamente, para cada ejercicio, el monto máximo de recursos que podrá destinarse a la compra de acciones propias, con la única limitante de que la sumatoria de los recursos que puedan destinarse a ese fin, en ningún caso exceda el saldo total de las utilidades netas de la Sociedad, incluyendo las retenidas. Por su parte, el Consejo de Administración deberá designar al efecto a la o las personas responsables por la adquisición y colocación de acciones propias.

Las acciones propias que pertenezcan a la Sociedad o, en su caso, las acciones de tesorería a que se refiere este artículo, sin perjuicio de lo establecido por la Ley General de Sociedades Mercantiles, podrán ser colocadas entre el público inversionista, sin que para este último caso, el aumento de capital social correspondiente, requiera resolución de Asamblea de Accionistas de ninguna clase, ni del acuerdo del Consejo de Administración tratándose de su colocación.

ARTICULO NOVENO BIS.- Requerirá autorización previa y por escrito del Consejo de Administración de la Sociedad, conforme se establece en este artículo, cualquier Persona (según se define este concepto más adelante) que individualmente o en conjunto con una Persona Relacionada (según se define este concepto adelante), pretenda adquirir Acciones ordinarias (según se define este concepto más adelante) o derechos sobre Acciones ordinarias, por cualquier medio o titulo, directa o indirectamente, ya sea en un acto o en una sucesión de actos, sin limite de tiempo entre sí, cuya consecuencia o efecto sea:

a)                                      Que su tenencia accionaría en forma individual o en conjunto con las Acciones que adquiera, hubiera adquirido o pretenda adquirir sea igual o superior al 5% (cinco por ciento) del total de las Acciones ordinarias.

b)                                     La titularidad de derechos sobre Acciones ordinarias, en forma individual o en conjunto, con los  derechos sobre Acciones que adquiera, hubiera adquirido o pretenda adquirir, sea igual o superior al 5% (cinco por ciento) del total de las Acciones ordinarias.

Dicha autorización previa del Consejo de Administración de la Sociedad deberá recabarse cada ocasión que se pretenda sobrepasar, en los términos antes previstos, participaciones, iguales o superiores, a un 5% (y sus múltiplos) de las Acciones ordinarias o de los derechos de titularidad sobre las mismas, excepto tratándose de Personas que sean, directa o indirectamente, un Competidor (según se define este concepto más adelante) de la Sociedad o de cualquiera de sus Subsidiarias, quienes deberán obtener la autorización previa del Consejo de Administración para posteriores adquisiciones por las cuales se pretenda sobrepasar un 2% (y sus múltiplos) de las Acciones ordinarias.

Para estos efectos, la Persona que corresponda deberá cumplir con lo siguiente:

I.- De la autorización del Consejo de Administración:

1 (uno). La Persona de que se trate deberá presentar solicitud de autorización por escrito al Consejo de Administración. Dicha solicitud deberá ser entregada en forma indubitable en el domicilio de la Sociedad a la atención del Presidente del Consejo de Administración, con copia al Secretario y a sus respectivos Suplentes del propio Consejo. La solicitud mencionada deberá establecer y detallar lo siguiente:

(a) el numero y clase o serie de Acciones de que la Persona de que se trate o cualquier Persona Relacionada con la misma (i) sea propietario o copropietario, ya sea directamente o a través de cualquier Persona o a través de cualquier pariente por consanguinidad, afinidad o civil hasta el quinto grado o cualquier cónyuge o concubinario o a través de cualquier otra interpósita persona, o (ii) respecto de las cuales tenga, comparta o goce algún derecho, ya sea por contrato o por cualquier otra causa.

(b) el número y clase o serie de Acciones que la Persona de que se trate o cualquier Persona Relacionada con la misma pretenda adquirir (i) ya sea directamente o a través de cualquier Persona en la que tenga algún interés o participación, ya sea en el capital social o en la dirección, administración u operación o bien, a través de cualquier pariente por consanguinidad, afinidad o civil hasta el quinto grado o cualquier cónyuge o concubinario o a través de cualquier otra interpósita persona.

(c) el número y clase o serie de Acciones respecto de las cuales pretenda obtener o compartir algún derecho, ya sea por contrato o por cualquier otro acto jurídico que lo origine.

(d) (i) el porcentaje que las Acciones a que se refiere el inciso (a) anterior representan del total de las Acciones emitidas por la Sociedad, (ii) el porcentaje que las Acciones a que se refiere el inciso (a) anterior representan de la clase o de la serie o series a que correspondan, (iii) el porcentaje que las Acciones a que se refieren los incisos (b) y (c) anteriores representan del total de las Acciones emitidas por la Sociedad, y (iv) el porcentaje que las Acciones a que se refieren los incisos (b) y (c) anteriores representan de la clase o de la serie o series a que correspondan.

(e) la identidad y nacionalidad de la Persona o grupo de Personas que pretenda adquirir las Acciones, en el entendido de que si cualquiera de esas Personas es una persona moral, fideicomiso o trust o su equivalente, o cualquier otro vehículo, entidad, empresa o forma de asociación económica o mercantil, deberá especificarse la identidad y nacionalidad de los socios o accionistas, fideicomitentes y fideicomisarios o su equivalente, miembros del comité técnico o su equivalente, causahabientes, miembros o asociados, así como la identidad y nacionalidad de la Persona o Personas que Controlen (según se define este concepto adelante), directa o indirectamente, a la persona moral, fideicomiso o trust o su equivalente, vehículo, entidad, empresa o asociación económica o mercantil de que se trate, hasta que se identifique a la persona o personas físicas que mantengan algún derecho, interés o participación de cualquier naturaleza en la persona moral, fideicomiso o trust o su equivalente, vehículo, entidad, empresa o asociación económica o mercantil de que se trate, así como los documentos con los que acredite la solvencia económica y moral de dicha Persona o grupo de Personas.

(f) las razones y objetivos por las cuales pretenda adquirir las Acciones objeto de la autorización solicitada, mencionando particularmente si tiene el propósito de adquirir, directa o indirectamente, (i) Acciones adicionales a aquellas referidas en la solicitud de autorización, (ii) una Participación Significativa o (iii) el Control de la Sociedad.

(g) si es, directa o indirectamente, un Competidor de la propia Sociedad o de cualquier Subsidiaria o Afiliada de la Sociedad y si tiene la facultad de adquirir legalmente las Acciones de conformidad con lo previsto en estos estatutos sociales y en la legislación aplicable, asimismo, deberá especificarse si la Persona que pretenda adquirir las Acciones en cuestión tiene parientes por consanguinidad, afinidad o civil hasta el quinto grado o algún cónyuge o concubinario, que puedan ser considerados un Competidor de la Sociedad o de cualquier Subsidiaria o Afiliada de la Sociedad, o si tiene alguna relación económica con un Competidor o algún interés o participación ya sea en el capital social o en la dirección, administración u operación de un Competidor, directamente o a través de cualquier Persona o pariente por consanguinidad, afinidad o civil hasta el quinto grado o cualquier cónyuge o concubinario.

(h) el origen de los recursos económicos que pretenda utilizar para pagar el precio de las Acciones objeto de la solicitud. En el supuesto de que los recursos provengan de algún financiamiento, se deberá especificar la identidad y nacionalidad de la Persona que le provea de dichos recursos y se deberá entregar junto con la solicitud de autorización la documentación suscrita por esa Persona, que acredite y explique las condiciones del financiamiento.

(i) si forma parte de algún grupo económico, conformado por una o más Personas Relacionadas, que como tal, en un acto o sucesión de actos, pretenda adquirir Acciones o derechos sobre las mismas o, de ser el caso, si dicho grupo económico, es propietario de Acciones o derechos sobre las mismas.

(j) si ha recibido recursos económicos en préstamo o en cualquier otro concepto de una Persona Relacionada o ha facilitado recursos económicos en préstamo o en cualquier otro concepto a una Persona Relacionada, con objeto de que se pague el precio de las Acciones.

(k) la identidad y nacionalidad de la institución financiera que actuaría como intermediario colocador, en el supuesto de que la adquisición de que se trate se realice a través de oferta pública de compra.

(l) el domicilio para oír y recibir notificaciones del solicitante.

2 (dos). Dentro de los diez (10) días siguientes a la fecha en que hubiera recibido la solicitud de autorización a que se refiere el numeral  1 (uno) anterior, el Presidente o el Secretario o, en ausencia de este ultimo, su Suplente, convocarán al Consejo de Administración para discutir y resolver sobre la solicitud de autorización mencionada. Los citatorios para las juntas del Consejo de Administración, deberán  ser formuladas por escrito y enviados por el Presidente o el Secretario o, en ausencia de este último, por su Suplente, a cada uno de los consejeros propietarios y suplentes por lo menos con cuarenta y cinco (45) días de anticipación a la fecha en que la junta deba tener verificativo, por correo certificado, mensajería privada, telegrama, telex, telecopiadora o fax, a sus domicilios o a los lugares que los mismos consejeros hayan señalado por escrito para ser citados para los asuntos a que este Artículo de los estatutos sociales se refiere. Los consejeros suplentes únicamente deliberarán y votaran en el supuesto de que el consejero propietario correspondiente no asista a la junta convocada. Los citatorios deberán especificar la hora, la fecha, el lugar de reunión y el Orden del Día respectivo.

Para los efectos de este Artículo de los estatutos sociales, no serán válidas las resoluciones tomadas fuera de sesión de Consejo.

3 (tres). Para que el Consejo pueda sesionar válidamente, deberá estar presente, por lo menos, la mayoría de los consejeros propietarios o suplentes respectivos y sus acuerdos y resoluciones, para su validez, deberán ser tomados por el voto favorable de la mayoría de los consejeros presentes. El Presidente del Consejo tendrá voto de calidad, en caso de empate.

Las juntas de Consejo de Administración convocadas para resolver sobre las solicitudes de autorización mencionadas, considerarán y tomarán resoluciones únicamente en relación con la solicitud de autorización a que se refiere el numeral 1 (uno) anterior.

4 (cuatro). El Consejo de Administración resolverá sobre toda solicitud de autorización que se le presente dentro de los sesenta (60) días calendario siguientes a la fecha en que dicha solicitud le fuere presentada.

El Consejo de Administración podrá solicitar a la Persona que pretenda adquirir las Acciones de que se trate, la documentación adicional y las aclaraciones que considere necesarias para resolver sobre la solicitud de autorización que le hubiere sido presentada, incluyendo la documentación con la que se acredite la veracidad de la información a que se refieren los incisos “a” al “l” del punto 1 (uno) anterior de este Artículo. En el supuesto de que el Consejo de Administración solicite las aclaraciones o documentación citada, el plazo de sesenta (60) días previsto en el primer párrafo de este inciso 4 (cuatro), será contado a partir de la fecha en que la Persona antes mencionada realice o entregue, según sea el caso, las aclaraciones o documentación solicitada por el propio Consejo de Administración, por conducto de su Presidente, del Secretario o de cualquier Prosecretario.

En el supuesto que una o más Personas pretendan adquirir Acciones de manera conjunta, coordinada o concertada, sin importar el acto jurídico que lo origine, se considerarán como una sola Persona para los efectos de este Artículo de los estatutos sociales.

Así mismo, para los efectos del presente artículo, se entenderá que son Acciones de una misma Persona, las Acciones de que una Persona sea titular, sumadas a las Acciones (i) de que cualquier pariente por consanguinidad, afinidad o civil hasta el quinto grado o cualquier cónyuge o concubinario de esa Persona sea titular o (ii) de que cualquier persona moral, fideicomiso o trust o su equivalente, vehículo, entidad, empresa o asociación económica o mercantil sea titular cuando esa persona moral, fideicomiso o trust o su equivalente, vehículo, entidad, empresa o asociación económica o mercantil sea Controlada por la Persona mencionada o (iii) de que cualquier Persona Relacionada a dicha Persona, sea titular.

En la evaluación que hagan de las solicitudes de autorización a que se refiere este Artículo, el Consejo de Administración tomará en cuenta los factores que estime pertinentes, considerando los intereses de la Sociedad y sus accionistas, incluyendo factores de carácter financiero, de mercado, de negocios, la calidad moral y económica de los posibles adquirentes, si existe o no conflicto de intereses, si se da o no un cambio de control de la Sociedad o la adquisición de una participación significativa de las Acciones ordinarias, si se presentaron en tiempo o no los informes y/o autorizaciones a que se refiere este artículo y otros.

El Consejo de Administración podrá negar las solicitudes de autorización a que se refiere este artículo, entre otras razones vinculadas con los aspectos previstos en el párrafo anterior, por las siguientes causas:

a)                                      Por la falta de solvencia económica o moral del solicitante;

b)                                     Cuando se requiera de financiamiento para concretar la operación solicitada;

c)                                      Tratarse de un competidor de la Sociedad o sus Subsidiarias;

d)                                     Por tener el solicitante intereses contrarios a la Sociedad o a los de sus accionistas;

e)                                      Por el objeto, causa, motivo o fin, de la adquisición solicitada;

f)                                        Por existir vínculos patrimoniales, consanguíneos o afines con otros accionistas de la Sociedad o competidores de la misma o de sus empresas Subsidiarias;

g)                                     Por tratarse de Personas Relacionadas;

h)                                     Por desconocerse o ser dudoso el origen de los recursos con los cuales se pretenda efectuar la operación planteada;

i)                                         En caso de que la información proporcionada en la solicitud o su complemento sea deficiente, dudosa, no comprobable, presente errores u omisiones, sea imprecisa o incorrecta, entre otras;

j)                                         Cuando se trate de la adquisición de una Participación Significativa o tenga por objeto un cambio de Control de la Sociedad.

k)                                      La falta de presentación de los informes y/o avisos a que se refiere el último párrafo de la fracción II de éste artículo.

Se tendrá por  negada  la  solicitud de autorización en el supuesto que aún y cuando hubiere sido citado a reunión en los términos de lo previsto en este Artículo, el Consejo de Administración no se hubiere podido instalar por cualquier causa.

5 (cinco). En el supuesto de que el Consejo de Administración autorice la adquisición de Acciones planteada y dicha adquisición implique la adquisición de una Participación Significativa (según se define este concepto adelante) sin que dicha adquisición exceda de la mitad de las Acciones ordinarias, la Persona que pretenda adquirir las Acciones en cuestión deberá hacer oferta pública de compra, a un precio pagadero en efectivo, por el porcentaje de Acciones equivalente al porcentaje de Acciones ordinarias con derecho a voto que pretenda adquirir o por el 10% (diez por ciento) de las Acciones, lo que resulte mayor, siguiendo las Reglas generales aplicables a las adquisiciones de valores que deban ser reveladas y de ofertas públicas de compra de valores, vigentes en esa fecha.

La oferta pública de compra a que este inciso 5 (cinco) se refiere, deberá ser realizada simultáneamente en los mercados de valores de México y de los Estados Unidos de América, siempre y cuando se mantenga la negociación de los valores de la Sociedad en dichos mercados.

La Sociedad, así como sus Consejeros y principales directivos deberán abstenerse desde el momento en que la Oferta se hace pública y hasta la conclusión del período de la misma, de realizar o concertar operaciones que en detrimento de los inversionistas minoritarios tengan por objeto frustrar el desarrollo de dicha oferta.

Sin perjuicio de lo anterior, el Consejo de Administración de la Sociedad deberá, dentro de los diez días hábiles posteriores al día de inicio de la Oferta, elaborar y dar a conocer al público inversionista a través de la red electrónica “SEDI” (Sistema Electrónico de Envío y Difusión de Información, que a la Bolsa que corresponda le sea autorizado por la Comisión Nacional Bancaria y de Valores o el que con posterioridad sustituya a dicho sistema), su opinión respecto a la misma. En caso de que el Consejo de Administración se encuentre frente a situaciones que puedan generarle conflicto de interés o cuando exista más de una Oferta cuyas condiciones no sean directamente comparables, la citada opinión  podrá estar acompañada de otra emitida por un experto independiente que, al efecto, contrate la Sociedad a propuesta del Comité de Auditoría, en la que se haga especial énfasis en la salvaguarda de los derechos de los accionistas minoritarios.

Los Consejeros que sean accionistas de la Sociedad deberán revelar a la Bolsa Mexicana de Valores, S.A. de C.V., para su difusión a través de la red electrónica “SEDI” (Sistema Electrónico de Envío y Difusión de Información, que a la Bolsa que corresponda le sea autorizado por la Comisión Nacional Bancaria

y de Valores o el que con posterioridad sustituya a dicho sistema), a más tardar al inicio del último día hábil del periodo de la Oferta que decisión tomarán con sus acciones ante la Oferta.

Los accionistas, frente a toda oferta pública, tendrán el  derecho de escuchar ofertas más competitivas.

6 (seis).  No requerirá autorización del Consejo de Administración toda Persona que pretenda adquirir, directa o indirectamente, una participación superior al 50% (cincuenta por ciento) de las Acciones ordinarias o el control de la Sociedad, en cuyo caso deberá hacer oferta pública de compra por el 100% (cien por ciento) menos una de las Acciones ordinarias emitidas por la Sociedad, siguiendo las Reglas generales aplicables a las adquisiciones de valores que deban ser reveladas y de ofertas públicas de compra de valores, vigentes en esa fecha. Sin embargo, si en dicha oferta pública de compra, la Persona que realice la oferta no logra adquirir al menos la mitad más una de la totalidad de las Acciones representativas del Capital Social, deberá obtener la autorización del Consejo de Administración, en los términos señalados anteriormente en éste artículo.

La oferta pública de compra a que este inciso 6 (seis) se refiere, deberá ser realizada simultáneamente en los mercados de valores de México y de los Estados Unidos de América, siempre y cuando se mantenga la negociación de los valores de la Sociedad en dichos mercados.

La Sociedad, así como sus Consejeros y principales directivos deberán abstenerse desde el momento en que la Oferta se hace pública y hasta la conclusión del período de la misma, de realizar o concertar operaciones que en detrimento de los inversionistas minoritarios tengan por objeto frustrar el  desarrollo de dicha oferta.

Sin perjuicio de lo anterior, el Consejo de Administración de la Sociedad deberá, dentro de los diez días hábiles posteriores al día de inicio de la Oferta, elaborar y dar a conocer al público inversionista a través de la red electrónica “SEDI” (Sistema Electrónico de Envío y Difusión de Información, que a la Bolsa que corresponda le sea autorizado por la Comisión Nacional Bancaria y de Valores o el que con posterioridad sustituya a dicho sistema), su opinión respecto a la misma. En caso de que el Consejo de Administración se encuentre frente a situaciones que puedan generarle conflicto de interés o cuando exista más de una Oferta cuyas condiciones no sean directamente comparables, la citada opinión  podrá estar acompañada de otra emitida por un experto independiente que, al efecto, contrate la Sociedad a propuesta del Comité de Auditoría, en la que se haga especial énfasis en la salvaguarda de los derechos de los accionistas minoritarios.

Los Consejeros que sean accionistas de la Sociedad deberán revelar a la Bolsa Mexicana de Valores, S.A. de C.V., para su difusión a través de la red electrónica “SEDI” (Sistema Electrónico de Envío y Difusión de Información, que a la Bolsa que corresponda le sea autorizado por la Comisión Nacional Bancaria y de Valores o el que con posterioridad sustituya a dicho sistema), a más tardar al inicio del último día hábil del periodo de la Oferta que decisión tomarán con sus acciones ante la Oferta.

Los accionistas, frente a toda oferta pública, tendrán el  derecho de escuchar ofertas más competitivas.

7 (siete). La Persona que realice cualquier adquisición de Acciones autorizada por el Consejo de Administración, no será inscrita en el registro de acciones de la Sociedad sino hasta el momento en que la oferta pública de compra a que se refiere los incisos 5 (cinco), y 6 (seis), anteriores hubiere sido concluida. En consecuencia, tal Persona no podrá ejercer los derechos corporativos ni económicos que correspondan a las Acciones cuya adquisición hubiere sido autorizada sino hasta el momento en que la oferta pública de compra hubiere sido concluida.

En el caso de Personas que ya tuvieren el carácter de accionistas de la Sociedad y, por tanto, estuvieren inscritas en el registro de acciones de la Sociedad, la adquisición de Acciones autorizada por el Consejo de Administración, no será inscrita en el registro de acciones de la Sociedad sino hasta el momento en que la oferta pública de compra haya sido concluida y, en consecuencia, tales Personas no podrán ejercer los derechos corporativos ni económicos que correspondan a las Acciones adquiridas por virtud de la autorización dada por el Consejo de Administración hasta su inscripción en el registro de acciones.

II.- Disposiciones generales:

En caso de no cumplirse con lo establecido en este Artículo, el o las Personas de que se trate, no podrán, directa ni indirectamente, ejercer los derechos corporativos ni económicos inherentes a las acciones respecto de las cuales se hubiese obtenido la Titularidad sin la autorización correspondiente y no serán tomadas en cuenta para efecto de la determinación de los quórum para asambleas de accionistas, absteniéndose la Sociedad de inscribir a las adquisiciones en contravención a estos estatutos en el Registro de Accionistas a que se refiere la Ley General de Sociedades Mercantiles y sin que surta efectos el Registro que en su caso se lleve por conducto de Institución para el Depósito de Valores, por lo que, las constancias o listado a que se refiere el primer párrafo del artículo 78 (setenta y ocho) de la Ley del Mercado de Valores, no demostrarán la titularidad de las Acciones o acreditarán el derecho de asistencia a las asambleas de accionistas, ni legitimarán el ejercicio de acción alguna, incluyendo las de carácter procesal.

Las personas a quienes el Consejo de Administración otorgue autorización para adquirir acciones conforme lo previsto en éste artículo, quedarán obligadas a informar de tal situación a dicho Órgano Colegiado, mediante escrito dirigido y entregado a éste en los términos que se señalan en el primer párrafo del punto 1 (uno) de este artículo, dentro de los cinco días calendario siguientes a la realización de los actos u operaciones autorizadas.

Las autorizaciones otorgadas por el Consejo de Administración conforme a lo previsto en este Artículo, dejarán de surtir efectos automáticamente y sin necesidad de declaración, si no se realizan las operaciones autorizadas en un plazo máximo de 60 (sesenta) días calendario siguientes a que se comunique al interesado la autorización correspondiente, a menos que el propio Consejo de Administración, previa solicitud del interesado, prorrogue el plazo antes señalado.

Quienes lleguen a ser Titulares de Acciones que representen los siguientes porcentajes (o en su caso los excedan), deberán informar de tal situación  a la Sociedad mediante escrito dirigido y entregado en los términos establecidos en el primer párrafo del punto 1 (uno) de este artículo, dentro de un plazo de 5 (cinco) días hábiles posteriores al día en que se obtenga, alcance o exceda la Titularidad: (i) No competidores: Cada 2% (dos por ciento) de las Acciones ordinarias; (ii) Competidores: Cada 1% (uno por ciento) de las Acciones ordinarias.

III.- Excepciones:

Lo previsto en este Artículo de los estatutos sociales no será aplicable a:

(a) las adquisiciones o transmisiones de Acciones que se realicen por vía sucesoria, ya sea herencia o legado, o

(b) la adquisición de Acciones (i) por la Persona que, directa o indirectamente, tenga la facultad o posibilidad de nombrar a la mayoría de los miembros del Consejo de Administración de la Sociedad; (ii) por cualquier sociedad, fideicomiso o trust o su equivalente, vehículo, entidad, empresa u otra forma de asociación económica o mercantil que este bajo el Control de la Persona a que se refiere el inciso (i) inmediato anterior; (iii) por la sucesión a bienes de la Persona a que se refiere el inciso (i) anterior; (iv) por la Persona a que se refiere el inciso (i) anterior, cuando esté readquiriendo las Acciones de cualquier sociedad, fideicomiso o trust o su equivalente, vehículo, entidad, empresa, forma de asociación económica o mercantil, a que se refieren el inciso (ii) anterior; y (v) por parte de la Sociedad, o por parte de fideicomisos constituidos por la propia Sociedad.

(c) Aquella(s) Persona(s) que al 4 (cuatro) de Diciembre del 2003 (dos mil tres) sean titulares, directa o indirectamente, de más del 20% (veinte por ciento) de las acciones representativas del capital social de ésta empresa.

(d) Las que deriven de la Ley del Mercado de Valores y las demás disposiciones legales emanadas de la misma.

IV.- Definiciones:

Para los Fines de este Artículo, los términos o conceptos que a continuación se indican tendrán el siguiente significado:

“Acciones” y/o “Acciones ordinarias”: significa las acciones representativas del capital social de la Sociedad, cualquiera que sea su clase o serie, o cualquier título, valor o instrumento emitido con base en esas acciones o que confiera algún derecho sobre esas acciones o sea convertible en dichas acciones, incluyendo específicamente certificados de participación ordinarios que representen acciones de la Sociedad.

“Afiliada” significa cualquier Persona que Controle a, sea Controlada por, o esté bajo Control común con, cualquier Persona.

“Competidor” significa cualquier Persona dedicada, directa o indirectamente, (i) al negocio de producción y/o comercialización de harina de maíz y/o trigo, y/o (ii) a cualquier actividad que realice la Sociedad o de cualquiera de sus Subsidiarias o Afiliadas.

“Control”, “Controlar” o “Controlada” significa: (i) el ser propietario de la mayoría de las acciones ordinarias, con derecho a voto, representativas del capital social de una sociedad o de títulos o instrumentos emitidos con base en dichas acciones, o (ii) la facultad o posibilidad de nombrar, a la mayoría de los miembros del Consejo de Administración o al administrador de una persona moral, fideicomiso o trust o su equivalente, vehículo, entidad, empresa u otra forma de asociación económica o mercantil, ya sea directamente o indirectamente a través del ejercicio del derecho de voto que corresponda a las acciones o partes sociales propiedad de una Persona, de cualquier pacto en el sentido de que el derecho de voto que corresponda a acciones o partes sociales propiedad de algún tercero se ejerza en el mismo sentido en el que se ejerza el derecho de voto que corresponda a las acciones o parte sociales propiedad de la Persona citada o de cualquier otra manera, o (iii) la facultad de determinar, directa o indirectamente, las políticas y/o decisiones de la administración u operación de una persona moral, fideicomiso o trust o su equivalente, vehículo, entidad, empresa o de cualquier otra forma de asociación económica o mercantil.

“Participación Significativa” significa la propiedad o tenencia, directa o indirecta, del 30% (treinta por ciento) o más de las Acciones ordinarias con derecho a voto.

“Persona” significa cualquier persona física o moral, sociedad, fideicomiso o trust o su equivalente, vehículo, entidad, empresa o cualquier otra forma de asociación económica o mercantil o cualquiera de las Subsidiarias o Afiliadas de aquéllas o, en caso de que así lo determine el Consejo de Administración, cualquier grupo de Personas que se encuentren actuando de una manera conjunta, concertada o coordinada de conformidad con lo previsto en este Artículo.

“Persona Relacionada” significa cualquier persona física o moral, sociedad, fideicomiso o trust o su equivalente, vehículo, entidad, empresa o cualquier otra forma de asociación económica o mercantil, o cualquier pariente por consanguinidad, afinidad o civil hasta el quinto grado o cualquier cónyuge o concubinario, o cualquiera de las Subsidiarias o Afiliadas de todos los anteriores, (i) que pertenezca al mismo grupo económico o de intereses que la Persona que pretenda adquirir Acciones o sea una Subsidiaria o una Afiliada de esa Persona o (ii) que actué de manera concertada con la Persona que pretenda adquirir Acciones.

“Subsidiaria” significa cualquier sociedad respecto de la cual una Persona sea propietaria de la mayoría de las acciones representativas de su capital social o respecto de la cual una Persona tenga el derecho de designar a la mayoría de los miembros de su consejo de administración o a su administrador.

Para modificar este Artículo de los Estatutos Sociales, se requerirá de la autorización previa y por escrito de la Comisión Nacional Bancaria y de Valores

Este pacto se inscribirá en el Registro Público de Comercio del domicilio social de la Sociedad y se anotará en los títulos de las acciones representativas del capital social de la Sociedad, a efecto de que pare perjuicio a todo tercero.

ARTICULO NOVENO BIS 1.- Conforme a lo dispuesto en el articulo 2117 (dos mil ciento diecisiete) del Código Civil Federal, cualquier Persona que adquiera Acciones en violación de lo previsto en el Artículo Noveno Bis de los estatutos sociales, estará obligada a pagar una pena convencional a la Sociedad por una cantidad equivalente al Valor de Mercado de la totalidad de las Acciones que hubiera adquirido sin la autorización a que dicho Articulo de los estatutos sociales se refiere o bien, al Valor de Mercado de acciones que representen el 5% (cinco por ciento) del capital social, lo que resulte mayor. En el caso de adquisiciones de Acciones realizadas en violación de lo previsto en el Artículo Noveno Bis de los estatutos sociales y realizadas a titulo gratuito, la pena convencional será por un monto equivalente al valor de mercado de las Acciones objeto de la adquisición de que se trate o bien, al Valor de Mercado de acciones que representen el 5% (cinco por ciento) del capital social, lo que resulte mayor.

Por “Valor de Mercado” se entenderá y/o significará  el precio de cotización al cierre de operaciones de la Bolsa Mexicana de Valores el día en que se realice la transacción por virtud de la cuál se haya sobrepasado el porcentaje de acciones que requería de autorización conforme a dicho artículo.”

DE LA ADMINISTRACIÓN DE LA SOCIEDAD

ARTÍCULO DÉCIMO.-  La Administración de la Sociedad estará a cargo de un Consejo de Administración compuesto por un mínimo de cinco y un máximo de veinte Consejeros Propietarios, según lo decida la Asamblea de Accionistas, de los cuales al menos veinticinco por ciento de los miembros del Consejo de Administración deberán ser Consejeros Independientes. Por cada Consejero Propietario se designará a su respectivo suplente, en el entendido de que los Consejeros suplentes de aquellos Consejeros Propietarios que sean Independientes, deberán tener ese mismo carácter. Durarán en su cargo un año, pero en todo caso continuarán en funciones hasta que las personas designadas para substituirlos tomen posesión de sus cargos, podrán ser reelectos y recibirán las remuneraciones que determine la Asamblea Ordinaria de Accionistas.

Se entenderá por Consejeros Independientes, aquellas personas, que seleccionadas por su experiencia, capacidad y prestigio profesional, además de cumplir con los requisitos de independencia establecidos por las disposiciones legales aplicables a la sociedad,  en ningún caso sean:

1. Empleados o directivos de la Sociedad, incluyendo aquellas personas que hubieren ocupado dichos cargos durante el año inmediato anterior;

2. Accionistas que sin ser empleados o directivos de la Sociedad, tengan poder de mando sobre los directivos de la misma;

3. Socios o empleados de sociedades o asociaciones que presten servicios de asesoría o consultoría a la Sociedad o a las empresas que pertenezcan al mismo grupo económico del cual forme parte ésta, cuyos ingresos representen el diez por ciento o más de sus ingresos;

4. Clientes, proveedores, deudores, acreedores, socios, consejeros o empleados de una sociedad que sea cliente, proveedor, deudor o acreedor importante de la Sociedad. Se considera que un cliente o proveedor es importante cuando las ventas de la Sociedad representan más del diez por ciento de las ventas totales del cliente o del proveedor, respectivamente. Asimismo, se considera que un deudor o acreedor es importante cuando el importe del crédito es mayor al quince por ciento de los activos de la sociedad o de su contraparte;

5. Empleados de una fundación, asociación o sociedad civiles que reciban donativos importantes de la Sociedad. Se consideran donativos importantes a aquellos que representen más del quince por ciento del total de donativos recibidos por la institución;

6. Directores generales o directivos de alto nivel de una sociedad en cuyo consejo de administración participe el director general o un directivo de alto nivel de la Sociedad; y

7. Cónyuges o concubinarios, así como los parientes por consanguinidad, afinidad civil hasta el primer grado respecto de alguna de las personas mencionadas en los puntos 3 a 6 anteriores, o bien, hasta el tercer grado, en relación con las personas señaladas en los puntos 1 y 2 de este Artículo.

ARTÍCULO DÉCIMO PRIMERO.- El accionista o grupo de accionistas titulares de acciones que representen por lo menos el diez por ciento del capital social, tendrá derecho a designar a un Consejero Propietario y a su respectivo suplente.

Adicionalmente, toda minoría de tenedores de acciones de voto restringido, distintas a las que prevé el artículo 113 de la Ley General de Sociedades Mercantiles, o de voto limitado a que alude dicho precepto, que represente cuando menos un diez por ciento del capital social en una o ambas Series accionarias, tendrá el derecho de designar por lo menos a un consejero y su respectivo suplente. A falta de esta designación de minorías, los tenedores de dicha clase de acciones gozarán el derecho de nombrar a por lo menos dos consejeros y sus suplentes; estas designaciones, así como las substituciones y revocaciones de los consejeros, serán acordadas en Asamblea Especial.

Sólo podrá revocarse el nombramiento designado por las minorías cuando se revoque igualmente el nombramiento de todos los demás consejeros.

ARTÍCULO DÉCIMO SEGUNDO.- El Consejo de Administración tendrá todos los derechos y obligaciones para dirigir y administrar la Sociedad, pudiendo, por lo tanto, decidir todo lo concerniente a la realización de los fines sociales, y en general, todas las facultades necesarias para desempeñar la administración que tiene conferida, incluyendo la facultad de crear los mecanismos, políticas, procedimientos, códigos, lineamientos, controles, comités de apoyo o cualesquier otro mecanismo que considere necesario o conveniente para el ejercicio de sus funciones, así como establecer las medidas, procedimientos y demás acciones que considere necesarias o convenientes a fin de dar cumplimiento a las disposiciones legales a que se encuentre sujeta la Sociedad, especialmente respecto de aquellas disposiciones legales que regulen las acciones y los demás valores emitidos por la propia Sociedad, en los distintos mercados de valores en los que coticen éstos, y consecuentemente, podrá llevar a cabo todos los actos que directa o indirectamente se relacionen con el objeto social a cuyo efecto tendrá: I.- PODER GENERAL PARA PLEITOS Y COBRANZAS, con todas las facultades generales y aún las especiales para cuyo ejercicio se requiere poder o cláusula especial sin limitación alguna, con la amplitud del primer párrafo del Articulo 2554 del Código Civil para el Distrito Federal y sus correlativos de los Códigos Civiles de los Estados de la República Mexicana incluyendo en forma enunciativa y no limitativa, las facultades para promover y desistirse de cualquier acción, inclusive el juicio de amparo, para transigir o comprometer o sujetar a juicio arbitral los derechos y acciones de la Sociedad; hacer quitas y conceder esperas, intervenir en remate como postor, articular y absolver posiciones, presentar denuncias y formular querellas por los delitos que se cometan en perjuicio directo o indirecto de la  Sociedad, así como otorgar perdón, para recusar jueces, magistrados o cualquier otro funcionario, cuerpo jurisdiccional o Junta de Conciliación y Arbitraje en asuntos individuales o colectivos y, en general, representar a la Sociedad ante toda clase de autoridades y particulares. II.- PODER GENERAL PARA ACTOS DE ADMINISTRACIÓN, estando por lo tanto facultado para celebrar toda clase de convenios, contratos o cualesquiera otros actos jurídicos tanto civiles como mercantiles, administrativos o de cualquier otra naturaleza, en los términos del segundo párrafo del Artículo 2554 del Código Civil del Distrito Federal y sus correlativos de los Códigos Civiles de los Estados de la República Mexicana. III.- PODER CAMBIARIO, en los términos de los Artículos 9o. y 85 de la Ley General de Títulos y Operaciones de Crédito, estando facultado por lo tanto para otorgar, aceptar, girar, suscribir, emitir, endosar, avalar y negociar, en cualquier forma toda clase de contratos o títulos de crédito a nombre de la Sociedad. IV.- PODER GENERAL PARA ACTOS DE DOMINIO, estando facultado por lo tanto para enajenar, hipotecar, dar en prenda o fideicomiso y en general disponer y gravar en cualquier forma y por cualquier título legal, los bienes de la Sociedad, tanto los que constituyan el Activo Fijo como el Circulante, con las facultades que correspondan legalmente al dueño, en los términos del tercer párrafo del Artículo 2554 del Código Civil para Distrito Federal y sus correlativos de los Estados de la República Mexicana. V. Respecto de los Poderes y las facultades antes mencionadas, el Consejo de Administración podrá delegarlos y otorgar Poderes Generales o Especiales y revocar los que hubiere otorgado.

Sin perjuicio de las autorizaciones de la Asamblea de Accionistas, será facultad indelegable del Consejo de Administración aprobar las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre la Sociedad y sus socios, con personas que formen parte de la administración de la Sociedad o con quienes dichas personas mantengan vínculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el cónyuge o concubinario; la compra o venta del diez por ciento o más del activo de la Sociedad; el otorgamiento de garantías por un monto superior al treinta por ciento de los activos de la Sociedad; aprobar las operaciones que las subsidiarias de la Sociedad pretendan celebrar, en los términos del artículo 14 Bis 3 fracción IV, inciso d) de la Ley del Mercado de Valores, con personas relacionadas o que impliquen comprometer su patrimonio en los términos de la misma disposición,  así como operaciones distintas de las anteriores que representen más del uno por ciento del activo de la Sociedad.

Los miembros del Consejo de Administración serán responsables de las resoluciones a que lleguen con motivo de los asuntos a que se refiere el párrafo anterior, salvo en el caso establecido por el Artículo 159 de la Ley General de Sociedades Mercantiles.

Los accionistas que representen cuando menos el quince por ciento del capital social, podrán ejercitar directamente la acción de responsabilidad civil contra los administradores, siempre que se satisfagan los requisitos establecidos en el Artículo 163 de la Ley General de Sociedades Mercantiles. Dicha acción podrá ejercerse también respecto de los Comisarios e integrantes del Comité de Auditoría.

ARTÍCULO DÉCIMO TERCERO.- El Presidente del Consejo de Administración será por el solo hecho de su nombramiento el representante de dicho Consejo y tendrá facultades para cumplir sus disposiciones sin necesidad de resolución especial alguna.

ARTÍCULO DÉCIMO CUARTO.- El Consejo de Administración deberá reunirse por lo menos una vez cada tres meses. El Presidente del Consejo de Administración, al menos el veinticinco por ciento de los Consejeros o cualquiera de los Comisarios de la Sociedad, podrá convocar a una sesión de Consejo de Administración.

Para que las sesiones del Consejo de Administración y sus resoluciones sean válidas se requerirá la asistencia de la mayoría de sus miembros. Las sesiones del Consejo serán presididas por el Presidente. Si el Presidente no asiste a la sesión ésta será presidida por el Consejero que designen los demás miembros de este órgano social por mayoría; actuará como Secretario el titular; en caso de ausencia lo substituirá la persona que designen los Consejeros por mayoría de votos. Las resoluciones tomadas fuera de sesión de Consejo, por unanimidad de sus miembros tendrán, para todos los efectos legales, la misma validez que si hubieran sido adoptadas en sesión de Consejo, siempre que se confirmen por escrito.

ARTÍCULO DÉCIMO QUINTO.- El Consejo de Administración tomará sus resoluciones por mayoría de votos de los miembros presentes. El Presidente del Consejo de Administración tendrá voto de calidad en caso de empate. Las actas de cada sesión de Consejo se registrarán en el Libro respectivo y serán firmadas por el Presidente y el Secretario. También firmará las actas, si lo desea, el Comisario que asistiere a la sesión.

ARTÍCULO DÉCIMO SEXTO.- La  Sociedad, cumpliendo los requisitos legales que le sean aplicables, constituirá un Comité de Auditoría, el cual se integrará con Consejeros, de los cuales, al menos, el Presidente y la mayoría de ellos deberán ser Independientes y contará con la presencia del Comisario o Comisarios de la  Sociedad, quienes asistirán en calidad de invitados con derecho a voz y sin voto.

Los miembros del Comité de Auditoría serán designados por la Asamblea Ordinaria de Accionistas; durarán en su cargo un año, pero continuarán en funciones hasta que los sustitutos tomen posesión de sus cargos, y recibirán los emolumentos que decida la Asamblea de Accionistas.

El Comité de Auditoría tendrá, entre otras, las siguientes funciones  y potestades: (a) elaborar un reporte anual sobre sus actividades y presentarlo al Consejo de Administración; (b) opinar sobre transacciones que se aparten del giro ordinario de negocios de la Sociedad y que se pretendan celebrar entre la Sociedad y sus socios, con personas que formen parte de la administración de la Sociedad o con quienes dichas personas mantengan vínculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el cónyuge o concubinario; así como opinar respecto de  las operaciones que las subsidiarias de la Sociedad pretendan celebrar, en los términos del artículo 14 Bis 3 fracción IV, inciso d) de la Ley del Mercado de Valores, con personas relacionadas o que impliquen comprometer su patrimonio en los términos de la misma disposición, (c) proponer la contratación de especialistas independientes en los casos que lo juzgue conveniente, a fin de que expresen su opinión respecto de las operaciones con personas relacionadas señaladas en el inciso anterior; (d) recomendar a la Sociedad los candidatos para auditores externos de la empresa, así como las condiciones en que serán contratados;  (e) auxiliar al Consejo de Administración mediante la revisión de la información financiera de la Sociedad y su proceso de emisión; (f) contribuir en la definición de los lineamientos generales del sistema de control interno de la Sociedad y evaluar su efectividad, así como coordinar y evaluar los programas anuales de auditoria interna y las actividades desarrolladas por los auditores internos y externos de la Sociedad, así como las de los Comisarios; (g) verificar que se cuenten con los mecanismos necesarios de manera que se permita comprobar que la Sociedad cumple con las diferentes disposiciones a las que esta sujeta, informado al respecto al Consejo de Administración; y (h) las demás funciones, potestades y obligaciones que establezcan o deriven de las disposiciones legales a que se encuentre sujeta la Sociedad.

El Consejo de Administración deberá presentar a la Asamblea de Accionistas el reporte del Comité de Auditoria.

ARTÍCULO DÉCIMO SÉPTIMO.- Al tomar posesión de sus cargos los miembros del Consejo de Administración percibirán los emolumentos en la forma que indique la Asamblea de accionistas que los designe.

DE LA VIGILANCIA

 ARTÍCULO DÉCIMO OCTAVO.- La vigilancia de la Sociedad estará a cargo de uno o más Comisarios y los suplentes que determine la Asamblea General Ordinaria de Accionistas. Los Comisarios y sus respectivos suplentes podrán o no ser accionistas de la  Sociedad, con la salvedad establecida en el Artículo 165 de la Ley General de Sociedades Mercantiles, serán designados y destituidos libremente por los accionistas en Asamblea General Ordinaria de Accionistas y percibirán los emolumentos determinados por los accionistas en la Asamblea General Ordinaria de Accionistas.

Los titulares de acciones con o sin derecho a voto que representen cuando menos un diez por ciento del capital social podrán designar un Comisario.

El Comisario o los Comisarios tendrán las facultades y obligaciones contenidas en la Ley General de Sociedades Mercantiles. La vacante temporal o permanente del puesto de Comisario Propietario, será cubierta por el Comisario Suplente, si lo hubiere, y en su ausencia, el Consejo de Administración, dentro del plazo de diez días, convocará a una Asamblea General Ordinaria de Accionistas, misma que tratará sobre la elección de los nuevos Comisarios Propietario y Suplente.

ARTÍCULO DÉCIMO NOVENO.- Los Comisarios desempeñarán su cargo por un año, podrán ser reelectos y continuarán en funciones hasta que las personas designadas para substituirlos tomen posesión de sus cargos.

ARTÍCULO VIGÉSIMO.- Los Comisarios deberán ser convocados a todas las sesiones de aquellos órganos intermedios de consulta en los que el Consejo de Administración haya delegado alguna facultad. Asimismo, los Comisarios tendrán las atribuciones y obligaciones enumeradas en el Artículo 166 de la Ley General de Sociedades Mercantiles.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

ARTICULO VIGÉSIMO PRIMERO.- Las Asambleas Generales de Accionistas serán Extraordinarias u Ordinarias.  Serán Extraordinarias las convocadas para tratar cualquiera de los asuntos incluidos en el Artículo 182 de la Ley General de Sociedades Mercantiles, todas las demás serán Asambleas Ordinarias de Accionistas.

ARTÍCULO VIGÉSIMO SEGUNDO.- Las Asambleas Ordinarias de Accionistas se celebrarán por lo menos una vez al año dentro de los cuatro meses siguientes a la clausura de cada ejercicio social. Además de los asuntos específicos de la Orden del Día, deberán: 1.- Discutir, aprobar o modificar el informe de los Administradores a que se refiere el enunciado del Artículo 172 de la Ley General de Sociedades Mercantiles, tomando en cuenta el informe de los Comisarios y adoptar las medidas que juzgue oportunas; 2.- Nombrar a los miembros del Consejo de Administración y a los Comisarios y determinar emolumentos, los que serán con cargo a gastos del ejercicio, y 3.- Decidir sobre la aplicación de resultados del ejercicio social.”

ARTÍCULO VIGÉSIMO TERCERO.- Las Convocatorias para Asambleas Generales de Accionistas deberán ser hechas por el Consejo de Administración o por los Comisarios. Sin embargo, accionistas que representen por lo menos el diez por ciento del capital social podrán pedir por escrito en cualquier momento que el Consejo o los Comisarios convoquen a una Asamblea General de Accionistas para discutir los asuntos que especifique en su solicitud. Cualquier accionista dueño de una acción tendrá el mismo derecho en cualquiera de los casos a que se refiere el Artículo 185 de la Ley General de Sociedades Mercantiles. Si el Consejo de Administración o los Comisarios no hicieren la convocatoria dentro de los quince días siguientes a la fecha de la solicitud, un Juez de lo Civil o de Distrito del domicilio de la Sociedad la hará a petición de cualquiera de los interesados, quienes deberán exhibir sus acciones con ese objeto.

ARTÍCULO VIGÉSIMO CUARTO.- Las convocatorias para Asambleas deberán publicarse en el Diario Oficial de la Federación, o en uno de los Periódicos de mayor circulación del domicilio de la Sociedad, por lo menos con quince días de anticipación a la fecha fijada por la Asamblea. Las convocatorias contendrán el Orden del Día y deberán estar firmadas por la persona o personas que las hagan.

ARTÍCULO VIGÉSIMO QUINTO.- Las Asambleas Generales de Accionistas podrán celebrarse sin previa convocatoria si todo el capital social está representado en el momento de la votación.

 ARTÍCULO VIGÉSIMO SEXTO.- Los accionistas podrán ser representados en las Asambleas de Accionistas por la persona o personas que designaren mediante carta poder otorgada en formularios elaborados por la propia Sociedad, que reúnan los requisitos siguientes: 1. Señalar de manera notoria la denominación de la Sociedad, así como la respectiva Orden del Día, no pudiendo incluirse bajo el rubro de asuntos generales los puntos a que se refieren los Artículos 181 y 182 de la Ley General de Sociedades Mercantiles, y 2. Contener espacio para las instrucciones que señale el otorgante para el ejercicio del poder.

El Secretario del Consejo de Administración deberá cerciorarse de la observancia de lo dispuesto en este artículo e informar sobre ello a la Asamblea de Accionistas, lo que se hará constar en el acta respectiva.

ARTÍCULO VIGÉSIMO SÉPTIMO.- Las Actas de Asambleas se registrarán en el libro respectivo y serán firmadas por el Presidente y el Secretario de la Asamblea, así como por el Comisario que asistiere y deseare hacerlo.

ARTÍCULO VIGÉSIMO OCTAVO.- Las Asambleas serán presididas por el Presidente del Consejo de Administración y en su ausencia por la persona que designen los Accionistas por mayoría de votos. Actuará como Secretario el Secretario del Consejo de Administración y, en su ausencia, la persona que designen los accionistas por mayoría de votos.

ARTÍCULO VIGÉSIMO NOVENO.- Para ser válidas las Asambleas Generales Ordinarias de Accionistas celebradas por virtud de primera convocatoria, deberá estar representado por lo menos el cincuenta por ciento del capital social y sus resoluciones serán válidas cuando se tomen por el voto favorable de la mayoría de las acciones representadas en la Asamblea.

ARTÍCULO TRIGÉSIMO.- Para ser válidas  las Asambleas Extraordinarias celebradas por virtud de primera convocatoria deberá reunirse por lo menos el setenta y cinco por ciento del capital social y sus resoluciones, para ser válidas, deberán tomarse por voto favorable de acciones que representen cuando menos el cincuenta por ciento del capital social.

ARTÍCULO TRIGÉSIMO PRIMERO.- Si en las Asambleas no estuviese representado el número de acciones estipulado en las artículos anteriores, en la fecha fijada en la primera convocatoria ésta se repetirá y la Asamblea decidirá sobre los puntos contenidos en la Orden del Día cualquiera que sea el número de Acciones representado en caso de que se trate de una Asamblea Ordinaria. Si la Asamblea fuere Extraordinaria se requerirá en todo caso el voto favorable de las acciones que representen cuando menos el cincuenta por ciento del capital social.

Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que reúnan cuando menos el diez por ciento de las acciones representadas en una Asamblea, podrán solicitar que se aplace la votación de cualquier asunto respecto del cual no se consideren suficientemente informados, ajustándose a los términos y condiciones señalados en el artículo 199 de la Ley General de Sociedades Mercantiles. Cuando reúnan cuando al menos el veinte por ciento del capital social, dichos accionistas podrán oponerse judicialmente a las resoluciones de las Asambleas Generales, respecto de las cuales tengan derecho de voto, siempre que se satisfagan los requisitos del artículo 201 de la

Ley General de Sociedades Mercantiles, siendo igualmente aplicable el artículo 202 de la citada Ley.

ARTÍCULO TRIGÉSIMO SEGUNDO.- Para tener derecho a asistir a las Asambleas de Accionistas, los accionistas deberán depositar sus títulos de acciones con el Secretario de la Sociedad o en una Institución Bancaria Mexicana o Extranjera, o en alguna Institución para el Depósito de Valores, a más tardar el día anterior a la fecha de la Asamblea. El recibo de depósito de acciones acreditará el derecho de asistir a las Asambleas. El accionista, además, deberá estar  inscrito  en  el Libro de Registro de Acciones. El Libro de Registro de Acciones de la Sociedad se cerrará, y por lo tanto no se harán inscripciones en el mismo, un día antes de la fecha para la cual se convoque a Asamblea.

DE LOS EJERCICIOS SOCIALES, INFORMACIÓN FINANCIERA, GANANCIAS Y PÉRDIDAS

ARTÍCULO TRIGÉSIMO TERCERO.- Los Ejercicios Sociales no excederán de doce meses en los términos del artículo 8o. A de la Ley General de Sociedades Mercantiles.

ARTÍCULO TRIGÉSIMO CUARTO.- La Sociedad por conducto de sus administradores, presentará anualmente a la Asamblea de Accionistas, un informe del Ejercicio Social, que contenga políticas administrativas, contables y de información, así como un estado que muestre la situación financiera y los resultados de la Sociedad en el ejercicio tomando en cuenta el Artículo 172 de la Ley de la Materia. Independientemente de lo anterior los administradores estarán en libertad de presentar Estados Financieros referidos a cualquier fecha durante el ejercicio, y la Asamblea podrá aprobarlos para los efectos de Ley.

ARTÍCULO TRIGÉSIMO QUINTO.- El informe referido en el Artículo anterior y el dictamen del Comisario o Comisarios deberá quedar terminado y ponerse a disposición de los Accionistas quince días antes de la celebración de la Asamblea que haya de discutirlo, observando el Artículo aplicable de la Ley.

ARTÍCULO TRIGÉSIMO SEXTO.- Las utilidades netas que arrojen los Estados Financieros que se aprueben por la Asamblea de Accionistas serán distribuidas como sigue: 1.- El cinco por ciento para constituir y para reconstituir el fondo de reserva legal hasta que sea igual por lo menos al veinte por ciento del capital social; 2.- Si la Asamblea así lo determina podrá asignar las cantidades que juzgue conveniente para constituir el fondo de previsión, así como fondos especiales de reserva, y  3.- Las utilidades restantes, si las hay, se aplicarán en la forma que decida la Asamblea General Ordinaria de Accionistas.

ARTÍCULO TRIGÉSIMO SÉPTIMO.- La Asamblea Ordinaria de Accionistas podrá decretar repartos de dividendos durante el ejercicio social, en la forma, plazo y términos que acuerde la Asamblea, reuniendo los requisitos legales y haciendo previamente las reservas correspondientes.

ARTÍCULO TRIGÉSIMO OCTAVO.- Las pérdidas, si las hubiere serán soportadas primeramente por las reservas y a falta de estas por el Capital Social.

ARTÍCULO TRIGÉSIMO NOVENO.- La Sociedad se disolverá en cualquiera de  los casos especificados en el Artículo 229 de la Ley General de Sociedades Mercantiles.

ARTÍCULO CUADRAGÉSIMO.- Disuelta la Sociedad se pondrá en liquidación. La liquidación se encomendará a uno o más liquidadores nombrados por la Asamblea General Extraordinaria de Accionistas. Si la Asamblea no hiciere dicho nombramiento, un Juez de lo Civil o de Distrito del domicilio de la Sociedad lo hará a petición de cualquier accionista.

ARTÍCULO CUADRAGÉSIMO PRIMERO.- A falta de instrucciones expresas de la Asamblea a los Liquidadores, la Liquidación se llevará a cabo de acuerdo con las siguientes bases generales:

1.-  Conclusión de los negocios pendientes, de la manera menos perjudicial para los acreedores y accionistas.

2.- Preparación del Balance General e Inventario.

3.- Cobro de Créditos y pago de adeudos.

4.-  Venta del Activo de la Sociedad y aplicación de su producto a los fines de la Liquidación.

5.-  Distribución del remanente si lo hubiere, entre los accionistas, en proporción a sus acciones.

ARTÍCULO CUADRAGÉSIMO SEGUNDO.- Una vez concluidas las operaciones de liquidación, el o los Liquidadores convocarán a Asamblea General para que en ella se examine el Estado de Cuentas de Liquidación, se dictamine sobre ellas y se resuelva sobre la aplicación del remanente en caso de que lo hubiere.

FIN DE TEXTO

Nota: El Artículo “Noveno Bis” antes trascrito queda sujeto a la autorización definitiva de la Comisión Nacional Bancaria y de Valores en los términos del artículo 14 Bis 3 fracción VII de la Ley del Mercado de Valores. Dicha autoridad con fecha 2 de Diciembre del año en curso emitió su opinión favorable para incorporar dicho artículo en los Estatutos Sociales de la Sociedad bajo el Oficio DGA-1483-230983 suscrito por los C. Directores Generales de Autorizaciones y de Emisoras.

México, D.F.  a 5 (cinco) de Diciembre del 2003 (dos mil tres)

LIC. GUILLERMO ELIZONDO RIOS

SECRETARIO SUPLENTE DEL CONSEJO DE ADMINISTRACIÓN

GRUMA, S.A. DE C.V.

GRUMA, S.A. de C.V.

BYLAWS

NAME, PURPOSE, DOMICILE, DURATION AND NATIONALITY

ARTICLE 1.  The Company’s legal name is: “GRUMA”, which shall always be followed by the words SOCIEDAD ANONIMA DE CAPITAL VARIABLE (LIMITED LIABILITY, VARIABLE CAPITAL COMPANY) or the abbreviation S.A. DE C.V.

ARTICLE 2.  The Company’s purpose shall be to: (a) purchase, sell, import, export, manufacture and assemble all kind of trade goods or products; (b) acquire, manage, negotiate, subscribe, issue, encumber and, in general, transfer by any legal means, shares or participations, and to issue mortgage backed or general debentures and any other type of securities and credit instruments; (c) create, organize and manage all type of companies; (d) grant guaranties, sureties, bonds, pledges, mortgages, trust funds and any other credit operation to guarantee the compliance of its obligations or the obligations of third parties related to the Company by reason of any stock ownership or financial or commercial arrangement; (e) purchase, sell, encumber or lease, whether as lessor or as lessee, all types of personal property and real estate as may be necessary and/or convenient to achieve the Company’s purposes; (f) provide and receive all types of administrative or technical consulting and advisory services to or from any individual or corporation, whether Mexican or non-Mexican; (g) establish branches, agencies or representative offices and to act as intermediary, agent, representative, distributor or depositor for all types of Mexican or non-Mexican corporations; (h) register, acquire, hold, market and transfer brand names, trademarks, patents, copyrights, inventions, Know-How, and any other type of intellectual property, as well as all types of concessions, rights and licenses; (i) grant and receive loans; (j) subscribe, issue and negotiate all types of credit instruments with the intervention of any institutions and/or authorities as may be required by law; (k) carry out all types of businesses and financial, commercial and industrial transactions which are directly or indirectly related to the Company’s purposes; and (l)  carry out all the activities and enter into the contracts permitted by law, which may be necessary or convenient to achieve the Company’s purposes.

ARTICLE 3.  The Company’s domicile is Monterrey, Nuevo León; provided, however, that the Company may establish agencies or branches anywhere in the Mexican Republic or abroad and submit itself to elected domiciles for purposes of the contracts to which it is a party.

ARTICLE 4.  The duration of the Company shall be 99 years starting December 24, 1971.

ARTICLE 5.  The Company shall be of Mexican nationality. Consequently, all foreign nationals who upon incorporation of the Company or at any other time thereafter acquire any interest or participation therein, formally agree with the “Secretaría de Relaciones Exteriores” (Ministry of Foreign Affairs) to be considered as Mexican with respect to the Company’s shares that they acquire or hold, as well as to the property, rights, concessions, participations or interests owned by the Company, or to the rights and duties derived from any agreements entered into by the Company with Mexican authorities; therefore, should foreigners invoke the protection of their governments, they shall forfeit, in favor of the Mexican Nation, any capital interest they may have acquired.

CAPITAL STOCK, SHARES AND SHAREHOLDERS

ARTICLE 6.  The Company’s capital stock is variable; the fixed and non-redeemable portion of the capital stock, is fully subscribed and paid, and is represented by 452,549,952 ordinary and nominative shares, with no par value and being classified as Series “B”, Class I shares, which amount to the sum of MxP$4,589,601,824.74 (FOUR BILLION, FIVE HUNDRED EIGHTY-NINE MILLION, SIX HUNDRED ONE THOUSAND, EIGHT HUNDRED TWENTY FOUR MEXICAN PESOS WITH 74/100), and shall be represented by ordinary shares with no par value of the Series “B”, Class II.

All of the shares, within each of its Series and Classes, shall confer the same rights and obligations to their holders. Shares may have other characteristics as determined by the General Shareholders’ Meeting that approves their issuance thereof.

The Company shall only recognize as shareholders those persons or entities that are inscribed in the Company’s stock registry or in the “Instituto Nacional para el Depósito de Valores” (National Institute for the Deposit of Securities) as owners of such shares.

The companies in which the Company is the owner of the majority of the shares or social parts may not be direct or indirect shareholders of the Company, nor of any other company that is a majority shareholder of the Company or, if the other company is not a majority shareholder, if they have knowledge that the other company is a shareholder of the Company.

In the event of cancellation of the registry of the Company’s shares in the Securities Section of the “Registro Nacional de Valores” (National Registry of Securities), the shareholders holding the majority of our common shares or which are otherwise able to impose, by any means, decisions at the General Shareholders’ Meetings or to appoint the majority of the Directors of our Board of Directors, shall be obligated to make, prior to the cancellation, a tender offer to purchase all of the shares of the Company, and such offer shall be made at least at the greater price of the following: the closing sale price of such shares on the stock exchange, under the terms of the following paragraph, and the book value of the shares according to the most recent quarterly report submitted to the “Comisión Nacional Bancaria y de Valores” (National Banking and Securities Commission) and to the “Bolsa Mexicana de Valores” (Mexican Stock Exchange) prior to the commencement of the offer, except when such price has been amended as a result of criteria applicable to the determination of relevant information, in which case, the most recent financial information of the Company shall be taken into account.

The closing share sale price on the Mexican Stock Exchange referred to in the preceding paragraph shall be: the weighted average share price as quoted on the Mexican Stock Exchange, obtained from transactions carried out during 30 business days on which operations with the shares of the Company were closed prior to the offer, during a period that shall not exceed six months.  If the number of days in which shares of the Company have been traded during the above referred period is below thirty, then only the actual number of days in which shares have been traded during such period will be taken into account.  If shares have not been exchanged during such period, then the book value of the shares shall be taken into account.

If the offer refers to more than one series of stock, the weighted average price referred to in the preceding paragraph shall be calculated for each series of stock to be cancelled, and the price for the public offer of all of the series shall be the greater of such averages.

Within 5 (five) business days prior to the commencement of the public offer, the Board of Directors of the Company shall disclose its opinion in connection with the correctness of the price of the public offer, taking into consideration the interests of the minority shareholders in order to comply with the terms of article 16, second paragraph of the “Ley del Mercado de Valores” (Mexican Securities Law), and the opinion of the Audit Committee, and if the Board of Directors’ and the Audit Committee’s opinions are conflicting then the Audit Committee’s opinion shall be disclosed.  If the Board of Directors faces a situation where there may be a conflict of interest, then the opinion of the Board shall be accompanied with the opinion issued by an Independent Expert selected by the Audit Committee in which special emphasis is to be made in protecting the interests of minority shareholders.

The holders of the majority of the common shares or whomever that are otherwise able to, by any means, impose resolutions at the General Shareholders Meetings or appoint the majority of Directors of the Board of Directors of the Company, shall be under no obligation to make the tender offer referred hereto for the cancellation of the registry if they have the consent of the holders of at least 95% of the outstanding common shares of the Company, by  a resolution at the Shareholders Meeting, and the aggregate amount offered for the securities in the market, as provided hereto, is less than 300,000 (three hundred thousand) investment units (UDIS); provided however that, in order to obtain the cancellation of the shares in the Securities Section of the National Banking and Securities Commission, the trust referred to in the following paragraph must be executed, and notice of such cancellation and of the execution of the trust shall be made through the SEDI (Electronic Information Carriage and Disclosure System, as authorized to the applicable Stock Exchange by the National Banking and Securities Commission).

Those shareholders obliged to make the tender offer referred to in this Clause shall execute a trust, for a minimum term of 6 (six) months, with the sufficient funds to purchase, at the same offered price, the shares of stock of those investors who failed to participate in such offer, is case such shareholders are not able to purchase 100% of the Company’s paid capital stock after the tender offer has been made and prior cancellation notice of registry of the securities in the Securities Section of the National Banking and Securities Commission.  The provisions of this clause shall be applicable to ordinary participation certificates of stock (CPO’s) and to certificates representing 2 or more shares of stock of one or more series of the Company.

The shareholders obliged to make the tender offer referred hereto may request the approval from the National Banking and Securities Commission to use a different criteria to determine the price of the shares. The aforementioned Commission shall take into consideration the financial situation and perspectives of the Company to grant such approval. To obtain such approval, the Company must submit the resolution of the Board of Directors approving such request, prior favorable opinion of the Audit Committee addressing the reasons why it deems appropriate to use a different price, accompanied by a report from an Independent Expert making special emphasis to the fact that the price is consistent with the terms of article 16 of the Mexican Securities Law.

ARTICLE 7.  Share certificates may represent one or more shares and shall be signed by two members of the Board of Directors. If the capital stock consists of share certificates representing more than one share, and for any reason whatsoever the original certificate needs to be divided, any two Directors shall sign the new divided share certificates issued in exchange for the old divided share certificate. Any Director who signs a new share certificate shall be responsible for the cancellation of the old divided share certificate and the issuance of new certificates representing an identical number, class, and series of shares as the old divided certificate. Ownership of the shares shall be transmitted through endorsement of the corresponding certificate(s) or by any other legal means. Share certificates must include the text of Article 5 of these Bylaws.

Share certificates must satisfy all the requirements set forth in Article 125 of the Mexican Corporate Law.

ARTICLE 8.  The Company will maintain a Stock Registry, which may be kept by the Secretary of the Board of Directors, by a securities depository institution based in the Company’s domicile, or by any credit institution. Such registry must satisfy the requirements set forth in Article 128 of the Mexican Corporate Law. Only those persons listed in the Company’s stock registry will be recognized as shareholders by the Company. All transfers of shares will be recorded in the stock registry upon request of the relevant holder.

Upon request and at the expense of the shareholders, provisional and definite share certificates may be exchanged for certificates of different denominations.

In the event of loss, theft or destruction of the provisional or definite share certificates, such certificates will be replaced at their holder’s expense, in accordance with the procedure set forth in the General Law of Negotiable Instruments and Credit Operations.

ARTICLE 9.  Except for those increases of the capital stock that are made as a consequence of the issuance of repurchased shares made pursuant to these Bylaws, any increase in the fixed portion of the capital stock must be approved by the General Extraordinary Shareholders’ Meeting. Except for those increases of the capital stock that are made as a consequence of the issuance of repurchased shares made pursuant to these Bylaws, the variable portion of the capital stock may be increased with the only formality that the increase be approved by the General Ordinary Shareholders’ Meeting, and the resulting minutes shall be protocolized by a Public Notary, without the need of registering the deed issued by the Public Notary reflecting the protocolization of the resolution in the corresponding Public Registry of Commerce. No increase of capital stock may be decreed until all of the previously issued shares have been fully paid. The shares that based in a resolution of the General Shareholders’ Meeting that orders the issuance, must be deposited in the Company’s treasury for their delivery pursuant to the frequency of their subscription, may be offered for their subscription and payment by the Board of Directors, respecting at all times the Company’s shareholders’ preemptive rights referred to herein. The capital stock may also be increased through the capitalization of the equity accounts referred to in Article 116 of the Mexican Corporate Law or through capitalization of debt. In the case of increases based on the capitalization of equity accounts, all of the new shares shall be entitled to receive the proportional part of the shares issued to represent the relevant capital stock increase.

With the prior authorization of the National Banking and Securities Commission the Company may issue shares for their placement in the general public, as long as they are maintained under the custody of an institution for the deposit of securities and the conditions set forth in Article 81 of the Stock Market Law are met.

Any capital stock increase or decrease in the variable portion of the capital stock shall be registered in a registry book that the Company shall keep for such purpose.

Shareholders shall have the preemptive right to subscribe for the new shares issued in the event of an increase of the capital stock, proportionate to the number of shares that they own at the time such increase is resolved. Such right must be exercised within the time period determined to that effect by the Shareholders’ Meeting that resolved such increase of capital stock, however under no circumstance shall such period be less than fifteen days from the day following the publication of the corresponding resolution in the State’s Official Gazette or in one of the newspapers of greater circulation in the Company’s domicile.

In the event that after the expiration of the period set forth for the shareholders to exercise their preemptive right mentioned in the prior paragraph, there remain unsubscribed shares, these may be offered for their subscription and payment at the conditions and terms determined by the Meeting that had approved the capital stock increase, or pursuant to the terms set forth by the Board of Directors or the delegates designated by the Meeting for such purposes.

Except for the reductions of capital stock that are made as a consequence of the repurchase of the Company’s own shares as set forth in this Article, reductions of capital stock in the fixed portion must be resolved by the General Extraordinary Shareholders’ Meeting. Except for the reductions of capital stock that are made as a consequence of the repurchase of shares or as a result of exercise of the right of redemption by the shareholders, the variable portion of the capital stock may be reduced with the only formality being that the reduction be resolved by the General Ordinary Shareholders’ Meeting, without the need of registering the deed issued by the Public Notary reflecting the adoption of the corresponding resolution in the Public Registry of Commerce.

The capital stock may be reduced (i) to absorb losses, (ii) due to a reimbursement of capital contributions to the shareholders, (iii) for freeing up of funds granted to the shareholders from unrealized exhibits, (iv) by the exercise of the right to redeem contributions by the owners of the shares representing the variable portion of the capital stock, and (v) by the repurchase of the Company’s shares pursuant to the Company’s Bylaws.

The reductions of capital stock to absorb losses shall be made on a strict proportionate basis among the shareholders, without the need of canceling the corresponding shares since they do not have a nominal value. In the event of reductions of the capital stock for reimbursement to the shareholders, such reimbursement shall be made on a proportionate basis among them, in the understanding that the price of the reimbursement may not be less than the book value of the shares pursuant to the last statement of financial position that had been approved by the Ordinary Shareholders’ Meeting.

In the event of capital stock reduction as the result of the exercise by the shareholders of their rights to redeem fully or partially their contributions to the variable portion of the capital stock, such reduction of capital stock shall be made in strict observance of Articles 220 and 221 of the Mexican Corporate Law and also, reimbursing the shares of reference at the lower price of: (i) 95% of the closing share price in the Stock Exchange, obtained from the weighted average share price from transactions carried out during 30 business days on which operations with the shares of the Company were closed prior to redemption of shares takes place, during a period that shall not exceed six months; or (ii) the book value of the shares pursuant to the balance sheet at closing of the fiscal year prior to redemption becoming effective, previously approved by the General Ordinary Shareholders’ Meeting. If the number of days in which securities of the Company have been traded during the above referred period is below thirty, then the actual number of days in which securities have been traded shall be taken into account.  If securities of the Company have not been traded during such period then the book value of the shares shall be taken into account.  In all cases, the partial or full redemption of contributions shall be notified expressly to the Company and the payment of the redemption shall be payable by the Company on the day after the General Ordinary Shareholders’ Meeting that had approved the balance sheet corresponding to the fiscal year in which the redemption is effective.

Holders of shares representing the variable portion of the capital stock may only exercise the right to redeem up to the amount of such variable capital stock and under no circumstance will they be able to exercise such right when it implies the reduction of capital stock to less than the established minimum capital stock.

Likewise, the General Extraordinary Meeting may approve the amortization of the Company’s shares with retained earnings without reducing the capital stock, complying in such case with the provisions of Article 136 of the Mexican Corporate Law. Such amortization shall take place, as preferred by the General Extraordinary Meeting: (i) through the purchase of the corresponding shares as part of a public offer undertaken through a stock market, at a price and pursuant to the method so determined by the General Extraordinary Meeting, which may delegate such attribution in the Board of Directors; or (ii) proportionately among all shareholders so that, after undertaking the amortization, the shareholders maintain the same proportion of capital stock with respect to the capital stock that they had before. The amortized shares shall be annulled and the corresponding certificates shall be cancelled.

The Company may purchase shares representing its capital stock through the stock market in which they operate, at the prevailing market price. The purchase of such shares will be made at the expense of the equity of the Company if the repurchased shares remain in the power of the Company, or at the expense of the capital stock if it is decided to turn the repurchased shares into treasury shares, in which case, the resolution by the Shareholders’ Meeting will not be required.

The General Ordinary Shareholders’ Meeting shall expressly resolve, for each fiscal year, the maximum amount of monetary resources that may be used for the repurchase of the Company’s stock, with the only limitation that such amount of resources under no circumstance shall be greater than the balance of the total net profits of the Company, including retained earnings. To that effect, the Board of Directors shall designate the person or persons responsible for the acquisition and placement of such repurchased shares.

The Company shares owned by the Company or, if applicable, the treasury shares referred to in this Article, despite what is established in the Mexican Corporate Law, may be placed among the public, without it being necessary for the increase of the capital stock, to obtain the resolution of any Shareholders’ Meeting or of the Board of Directors, with respect to its placement.

ARTICLE 9 BIS.  The prior written approval from the Board of Directors of the Company as provided in this article shall be required for any Person (as such term is defined below) that intends, individually or jointly with any Related Party (as such term is defined below), to acquire, directly or indirectly, by any means or under any title, whether in a single event or in a set of consecutive events regardless of the lapse of time between them, common Shares (as such term is defined below) or rights over common Shares, having as a consequence or effect:

(a)                                  That its shareholdings, individually or together with any Shares previously held, being acquired or intended to be acquired, equal to or are greater than 5% of the total outstanding common Shares, .

(b)                                 That its holding rights over common Shares, individually or together with any Shares previously held, being acquired or intended to be acquired, equal to or are greater than 5% of the total outstanding common Shares, .

Such prior approval from the Board of Directors must be obtained each time the thresholds for shareholdings are intended to be exceeded as provided hereto, in a percentage equal to or greater than 5% (and multiples thereof) of common Shares or rights of title upon them, except for Persons who directly or indirectly are deemed to be Competitor (as such term is defined below) of the Company or of any of its Subsidiaries, in which casa the Person in question must obtain the prior approval of the Board of Directors for future acquisitions where a threshold of 2% (or multiples thereof) of common Shares is intended to be exceeded.

For the purposes hereof, the Person in question shall comply with the following:

I.                                         Approval of the Board of Directors:

1.                                       The Person in question shall submit a written approval application to the Board of Directors.  Such request must be delivered in the domicile of the Company in an indubitable manner and addressed to the Chairman of the Board of Directors with a copy to the Secretary and to their respective Alternates.  The application shall set forth and detail the following:

(a)                                  the number and class or series of Shares that the Person in question or any Related Party thereto (i) owns or co-owns, whether directly or indirectly through any Person or through any relative by consanguinity, affinity or adoption, within the fifth degree or spouse under civil or common law marriage or by means of an intermediary, or (ii) in respect to which such Person has, shares or enjoys any right, be it as a result of an agreement or by any other cause.

(b)                                 the number and class or series of Shares which the Person in question or any Related Party thereto intends to acquire (i) be it directly or through any Person in which it should have an interest or participation, either in its capital stock or in the direction, management or operation or otherwise, through any relative by consanguinity, affinity or adoption, within the fifth degree or spouse under civil or common law marriage or by means of an intermediary.

(c)                                  the number and class or series of Shares in respect to which such Person intends to acquire or share any right, be it as a result of an agreement or by any other legal means.

(d)                                 (i) the percentage that the Shares referred to in the paragraph (a) above represent of the total outstanding Shares of the Company, (ii) the percentage that the Shares referred to in the above paragraph (a) represent in connection with the class or series to which they belong, (iii) the percentage that the Shares referred to in the above paragraphs (b) and (c) above represent of the total outstanding Shares of the Company, and (iv) the percentage that the Shares referred to in the above paragraphs (b) and (c) represent of the class or series to which they belong.

(e)                                  the identity and nationality of the Person or group of Persons who intend to acquire the Shares, provided that if any of such Persons is a corporate entity, trust or its equivalent or any other vehicle, enterprise, corporation or form of economic or commercial association, the identity and nationality of the partners or shareholders, trustors and beneficiaries or their equivalent, members of the technical committee or their equivalent, successors, members or limited partners must also be identified, including the nationality and identity of the Person or Persons that Control (as such term is defined below) directly or indirectly such corporate entity, trust or its equivalent or any other vehicle, enteprise, corporation or form of economic or commercial association, until the natural person or persons maintaining any right, interest or participation of any nature with such corporate entity, trust or any other equivalent or any other vehicle, entity, corporation or form of economic or commercial association can be identified, including the documents evidencing economic and moral background of such Person or Group of Persons.

(f)                                    the reasons and purposes behind such acquisition of Shares, in particular mentioning if the purpose is to acquire directly or indirectly (i) additional Shares to those referred in the approval application, (ii) a Significant Participation or (iii) the Control of the Company.

(g)                                 if such Person is, directly or indirectly, a Competitor of the Company or of any other Subsidiary or Affiliate thereof and if such Person has the authority to legally acquire the Shares pursuant to the terms of these by-laws and the applicable legislation.  Furthermore, the application must indicate if the Person in question has any relative by consanguinity, affinity or adoption, within the fifth degree or spouse under civil or common law marriage that may be considered a Competitor of the Company or of any Subsidiary or Affiliate thereof or has an economic relationship with a Competitor or any interest or participation, be it in the capital stock or in the direction, management or operation of a Competitor, directly or through any Person or any relative by consanguinity, affinity or adoption, within the fifth degree or spouse under civil or common law marriage.

(h)                                 the origin of the funds to be used to pay the price for the Shares subject matter of the application. If the funds are to be obtained through a financing arrangement then the petition must indicate the identity and nationality of the Person funding such amount and, along with the approval request, a document issued by such funding Person indicating and explaining the conditions of the financing arrangement.

(i)                                     if the Person in question forms part of any economic group formed by one or more Related Parties which as such, in a single event or in a set of consecutive events, intends to acquire Shares or rights over them or, as the case may be, if such economic group is the owner of Shares or of rights over them.

(j)                                     if the Person in question has received resources in loan or in any other concept from a Related Party or if such Person has provided resources as a loan or under any other capacity to a Related Party with the purpose of paying the price of the Shares.

(k)                                  the identity and nationality of the financial institution acting as broker if the transaction is to be carried through a tender offer.

(l)                                     the address for receiving notices of the Person in question.

2.                                       Within 10 business days following the date of the receipt of the approval application referred to in the above section 1, the Chairman or Secretary, or in the absence of the latter, the Alternate, shall call to a meeting of the Board of Directors to discuss and resolve the referred approval application.   The notices for the meetings of the Board of Directors shall be made in writing and sent by the Chairman or Secretary, or in the absence of the latter by the Alternate, by certified mail, courier service, telegram, telex, telecopy or fax to each of the Directors and their alternates at least 45 days prior to the meeting, to their domiciles or to the addresses informed by the Directors in writing to be called for matters referred to in this article and in these by-laws.  The Alternate Directors may only deliberate and vote when the proprietary Director does not attend the meeting called upon.  The notices must contain the time, date and place of meeting and the Agenda.

For the purposes of the foregoing article of the by-law, unanimous resolutions in lieu of a meeting are not valid.

3.                                       In order for the Board to validly hold a meeting, at least the majority of the directors or their respective alternates shall be in attendance and its decision and resolutions, to be valid, shall be adopted by the favorable vote of the majority of the directors in attendance. The Chairman of the Board shall have a deciding vote, in the event of a tie.

The Meetings of the Board of Directors called to on the above-mentioned approval applications shall consider and adopt resolutions solely with regards to the approval application referred to in this section 1.

4.                                       The Board of Directors shall resolve on each request of approval within 60 calendar days after receipt thereof.

The Board of Directors may request the Person who pretends to acquire the Shares in question, the additional documents or clarifications that it considers necessary in order to decide on the approval application submitted, including the documents that evidence the veracity of the information referred to in paragraphs (a) to (l) of section 1 above.  If the Board should request the above-cited clarification documentation, the 60 calendar-day term referred to in the first paragraph of this section 4 shall be counted as of the date the  aforementioned Person provides or delivers, as the case may be, the documents or clarification requested by the Board through its Chairman, Secretary or any alternate secretary.

If Shares are intended to be acquired by one or more Persons collectively, in coordination or in collaboration, regardless of the legal form used for such purposes, they shall be deemed as a single Person for the purposes of this article and these by-laws.

As well, for the purposes of this Article, it shall be deemed that the Shares held by a Person, plus the Shares (i) held by any relative by consanguinity, affinity or adoption, within the fifth degree, or any spouse under a civil or common law marriage of that Person, or (ii) held by an entity, trust or its equivalent, vehicle, enterprise or other form of economic or commercial association whenever such entity, trust or its equivalent, vehicle, enterprise or economic or commercial association is Controlled by the above-mentioned Person or (iii) held by any Related Person [related] to such Person.

In their assessment of the approval application referred to in this article, the Board of Directors, shall take into consideration those factors that it deems appropriate, considering the interests of the Company and of its shareholders, including issues of financial, market, business, moral and economic nature of the potential buyers, if the contemplated transaction represents a conflict of interests or not, if a change of control of the Company occurs or not or otherwise the acquisition of a significant portion of the common Shares, if the reports and/or applications referred to in this article were submitted on time, among others factors.

Aside from other reasons relating to issues contemplated in the preceding paragraph, the Board of Directors may deny applications referred to in this article for the following reasons:

(a)                                  Lack of economic or moral solvency of the applicant;

(b)                                 If a financing arrangement should be required to carry out the contemplated transaction;

(c)                                  If the application refers to a Competitor of the Company or of its Subsidiaries;

(d)                                 If the applicant has a conflicting interest with the Company or with its shareholders;

(e)                                  Due to the scope, cause, motive or purpose of the contemplated transaction;

(f)                                    Existence of economic, family or similar ties with other shareholders of the Company or with competitors of the same or with its Subsidiaries;

(g)                                 In the event of Related Parties;

(h)                                 When the funds required for the contemplated transaction should be of unknown or doubtful origin;

(i)                                     When the information furnished in the application or any complementary information thereof should prove deficient, doubtful, non verifiable, erroneous, incomplete or be imprecise or incorrect, among others;

(j)                                     When the contemplated transaction should entail a Significant Participation or may translate in a change of Control of the Company.

(k)                                  The failure to submit the information and/or notices provided in the last paragraph of chapter II of this article.

The request for approval shall be deemed denied if the Board does not convene for any cause, notwithstanding the fact that the Board may have been called as provided for in the foregoing article.

5.                                       If the Board of Directors approves the proposed acquisition of Shares and such acquisition should entail the acquisition of a Significant Participation (as such term is defined below) without such acquisition exceeding half of the common Shares, then the Person in question must make a tender offer to purchase, at a price payable in cash, for the percentage of Shares equivalent to the percentage of ordinary voting Shares intended to acquire or by 10% of the Shares, whichever is greater, according to the Rules applicable to the acquisition of securities that are to be disclosed and tender offer of securities prevailing on such date.

The tender offer referred to in this section 5 must be made simultaneously in Mexico and in the United States of America, as long the stock of the Company continues to be traded on said countries.

Effective from the time the tender offer is made and until the termiantion of the same, the Company, its Directors and principal officers shall refrain from making or closing transactions which, in detriment to the minority investors, are aimed to hinder its development of said offer.

Notwithstanding the above, the Board of Directors shall, within 10 business days after commencement of the tender offer, prepare and disclose to the general public through the SEDI system (Electronic Information Carriage and Disclosure System, as authorized to the applicable Stock Exchange by the National Banking and Securities Commission, or the whichever system that substitute SEDI for this purposes), its opinion in connection with the tender offer.  If the Board of Directors should face a situation where it may create a conflict of interest or when more than one offer is made at conditions not comparable to those contained in the opinion, then the opinion may be coupled with another issued by an independent expert retained for such purposes by the Company at the request of the Audit Committee, where special emphasis is made to protecting the interest of minority shareholders.

Directors who may be also shareholders of the Company shall disclose to the Mexican Stock Exchange, for circulation through the SEDI system (Electronic Information Carriage and Disclosure System, as authorized to the applicable Stock Exchange by the National Banking and Securities Commission, or the whichever system that substitute SEDI for this purposes), no later than the last business day of the tender offer period, the decision they will take as to their shares in connection with the tender offer.

The shareholders, in the event of any public offering, shall have the right to hear more competitive offers.

6.                                       An approval of the Board of Directors will not be necessary for any Person that wishes to acquire, directly or indirectly, a participation of more than 50% (fifty percent) of the common Shares or the Control of the Company, in which case, the Person  shall make a tender offer for 100% minus one of the common Shares issued by the Company, according to the general Rules applicable to acquisition of securities that are to be disclosed and public offering for purchase of securities in force at such time. Nevertheless, if in such public purchase offering, the Person making the tender offer does not accomplish to acquire at least half of the shares representing the capital stock of the Company plus one, he must obtain the approval of the Board of Directors of the Company as provided hereto.

The tender offer referred to in this section 6 must be made simultaneously in Mexico and in the United States of America, as long the stock of the Company continues to be traded on said countries.

Effective from the time the tender offer is made and until the termiantion of the same, the Company, its Directors and principal officers shall refrain from making or closing transactions which, in detriment to the minority investors, are aimed to hinder its development of said offer.

Notwithstanding the above, the Board of Directors shall, within 10 business days after commencement of the tender offer, prepare and disclose to the general public through the SEDI system (Electronic Information Carriage and Disclosure System, as authorized to the applicable Stock Exchange by the National Banking and Securities Commission, or the whichever system that substitute SEDI for this purposes), its opinion in connection with the tender offer.  If the Board of Directors should face a situation where it may create a conflict of interest or when more than one offer is made at conditions not comparable to those contained in the opinion, then the opinion may be coupled with another issued by an independent expert retained for such purposes by the Company at the request of the Audit Committee, where special emphasis is made to protecting the interest of minority shareholders.

Directors who may be also shareholders of the Company shall disclose to the Mexican Stock Exchange, for circulation through the SEDI system (Electronic Information Carriage and Disclosure System, as authorized to the applicable Stock Exchange by the National Banking and Securities Commission, or the whichever system that substitute SEDI for this purposes), no later than the last business day of the tender offer period, the decision they will take as to their shares in connection with the tender offer.

The shareholders, in the event of any public offering, shall have the right to hear more competitive offers.

7.                                       The Person who carries out a Share acquisition approved by the Board of Directors, shall not be registered in the stock registry of the Company but until such time when the tender offer referred to in sections 5 and 6 above has been concluded. Consequently, such Person shall not be able to exercise the corporate nor the economic rights corresponding to the Shares whose acquisition has been approved but until such time when the tender offer has been concluded.

In the case of Persons who are already shareholders of the Company and, as a result, are registered in the stock registry of the Company, the Share acquisition approved by the general extraordinary shareholders’ meeting shall not be registered in the stock registry of the Company but until such time when the tender offer has been concluded and, consequently, such Persons shall not be able to exercise the corporate nor the economic rights corresponding to the acquired Shares.

II.                                     General Matters:

If the terms contained in this Article are not met, then the Person or Persons in question may not, directly or indirectly exercise corporate or economic rights vested into the shares acquired without the appropriate approval, and such Shares shall not be taken into account for the purposes of computing quorum at shareholders meetings and the Company shall refrain from recording the shares acquired in breach of the terms hereof in the Company’s Stock Registry referred to in the Mexican Corporate Law, and any recording made in the Registry through the Securities Deposit Institute shall have no effect whatsoever, and thus, the certificates or listings referred to in the first paragraph of article 78 of the Securities Market Law shall not be proof of ownership of Shares nor will they evidence the right to attend the shareholders meetings nor will they entitle exercise of any action whatsoever, including those of procedure nature.

The persons that obtained the approval of the Board of Directors to acquire shares as provided under this article, shall inform of such situation to the Board of Directors, through a written notice addressed and delivered to the Board of Directors under the terms set forth in the first paragraph of section 1 of this article within 5 calendar day after the authorized acts and operations are carried out.

The approvals granted by the Board of Directors pursuant to this article shall cease to be effective automatically and without the need of any statement if the contemplated transactions are not carried within a maximum term of 60 calendar-days following notice of approval to the person subject matter of the transaction, unless the Board of Directors, prior petition of said person, extends the term.

Holders of Shares reaching (or exceeding) the percentages referred hereunder, shall provide written notice of such circumstance to the Company, which notice shall be addressed and delivered under the terms set forth in the first paragraph of section 1 of this article, within a term of 5 business days after reaching or exceeding such thresholds: (i)  non competitors: each 2% of common Shares; (ii) Competitors: each 1% of common Shares.

III.                                 Exceptions:

The provisions of this article of the by-laws shall not be applicable to:

(a)                                  acquisitions or transfers of Shares made as a result of the laws of succession, whether with or without will, or

(b)                                 acquisitions of Shares by (i) the Person who directly or indirectly has the authority or possibility of appointing the majority of the Directors at the Board of Directors of the Company; (ii) any company, trusts or similar form of venture, vehicle, entity, corporation or economic or mercantile association, which may be under the Control of the Person referred to in the item (i) above; (iii) the heirs of the Person referred to in the item (i) above; (iv) the Person referred to in the item (i) above when such Person should be repurchasing  the Shares of any corporation, trust or similar form of venture, vehicle, entity, corporation or economic or mercantile association referred to in the item (ii) above; and (v) the Company or by trusts created by the Company.

(c) Such Person(s) that as of December 4th, 2003 hold(s), directly or indirectly, more than 20% (twenty percent) of the shares representing the Company’s capital stock.

(d) Any other exception contained in the Mexican Securities Law and other legal dispositions derived from said law.

IV.                                Definitions:

For the purposes of the foregoing Article, the terms indicated below shall have the meanings assigned thereto:

“Shares” and/or “common Shares”: shall mean the shares of stock representative of the capital stock of the Company, of any class or series or any certificate, security or instrument issued under such shares or which otherwise confer rights upon such shares or which may be convertible into such shares, and specifically including ordinary participation certificates (CPO’s) representing shares of stock of the Company.

“Affiliate”: shall mean any Person Controlling, under Control of or under common Control of any Person.

“Competitor”: shall mean any Person devoted, directly or indirectly to (i) the business of production and/or marketing of corn or wheat flour, and/or (ii) any other activity carried by the Company or by any of its Subsidiaries or Affiliates.

“Control”, “Controlling” or “Controlled”: shall mean (i) being owner of the majority of the ordinary voting shares representative of the capital stock of any company or of certificates or instruments issued under such shares; or (ii) the power or possibility of appointing the majority of Directors at the Board of Directors or the Sole Director of any company, trust or similar form of venture, vehicle, entity, corporation or economic or mercantile association, whether directly or indirectly through the exercise of voting rights vested into shares or equity parts which may be the property of a Person, of any covenant in the sense that the voting rights vested into shares or equity parts which may be the property of a third person are to be exercised in the same manner in which the referred Person should vote the shares or equity parts of its property or in any other form; or (iii) the power or possibility directly or indirectly determining the policies and/or decisions of the administration or operation of a corporate entity, trust or similar form of venture, vehicle, entity, corporation or economic or mercantile association.

“Significant Participation”: shall mean the direct or indirect ownership or holding of 30% or more of the ordinary voting Shares.

“Person”: shall mean any natural person, corporate entity, trust or similar form of venture, vehicle, entity, corporation or economic or commercial association or any Subsidiaries or Affiliates of any of the former or, as determined by the Board of Directors, any group of Persons who may be acting jointly, coordinated or as a whole under the terms of this Article.

“Related Party”: shall mean any natural person, corporate entity, trust or similar form of venture, vehicle, entity, corporation or economic or mercantile association, or any parent by blood, an in-law or by adoption up to the fifth degree, or the spouse or concubine or any Subsidiary or Affiliate of any of the former which (i) should be part of the same economic or interest group of the Person intending to acquire Shares or which should be a Subsidiary or an Affiliate of such Person, or (ii) may be acting together with the Person intending to acquire Shares.

“Subsidiary”: shall mean any company in respect to which a Person should be the owner of the majority of the shares of stock representative of its capital stock or in respect to which a Person should have the right to appoint the majority of the Directors at the Board of Directors or otherwise the Sole Director.

The prior written approval of the National Banking and Securities Commission shall be required to amend the foregoing Article of these by-laws.

The foregoing covenant shall be filed with the Public Registry of Commerce of the corporate domicile of the Company and shall be inserted accordingly in the certificates of the shares of stock of the Company, so that third parties may be warned of the foregoing provisions.

ARTICLE 9 BIS-1.  As provided for in article 2117 of the Federal Civil Code, any Person acquiring Shares in violation to the terms of article Nine Bis of these by-laws, shall be obligated to pay to the Company, as penalty, an amount equal to the greater of the Market Value of the entirety of the Shares such party had purchased without obtaining the approval referred to in such article of these by-laws or the Market Value of shares representing 5% of the capital stock.  In the event of gratuitous transfers of Shares made in violation to the terms of article Nine Bis of these by-laws, the amount payable as penalty shall be the greater of an amount equal to the market value of the Shares subject matter of the transfer or the Market Value of shares representing 5% of the capital stock.

The term “Market Value” shall mean and/or be understood as the quoted value on closing of operations of the Mexican Stock Exchange on the date the transaction under which the threshold for transfers of shares requiring approval has been exceeded.

OF MANAGEMENT AND DIRECTION

ARTICLE 10.  The Company’s Management shall be entrusted to a Board of Directors composed of at least five and no more than twenty Proprietary Directors, as determined by the Shareholders’ Meeting, of which at least 25% of the members shall be Independent Directors. Each Proprietary Director will have an appointed corresponding Alternate, in the understanding that the Alternate Directors of such Proprietary Directors that are Independent, must also have the same characteristic. They shall remain in office for one year, however they shall continue in their positions until the individuals appointed to replace them take hold of such positions; they may be reelected and shall receive as compensation the amounts determined by the General Ordinary Meeting.

The term “Independent Directors” shall mean those individuals who having been selected for their experience, ability and professional prestige and being in compliance with the independency requirements set forth in the applicable statutes and under no circumstance may they be:

1.                                      The Company’s employees or executives, including those persons that occupied such positions during the immediate prior year;

2.                                      Shareholders that without being employees or executives of the Company, they have the power or control over the Company’s executives;

3.                                      Shareholders or employees of the companies or associations that render consulting or advisory services to the Company or to companies that are part of the same economic group of the Company, and the income of which represents 10% or more of its total income;

4.                                      Customers, suppliers, debtors, creditors, shareholders, directors or employees of a company that is a significant customer, supplier, debtor or creditor of the Company. It is considered that a customer or supplier is significant when the Company’s sales represent more than 10% of the total sales of the customer or supplier respectively. Likewise, it is considered that a debtor or creditor is significant when the amount of the credit is more than 15% of the assets of the Company or its counterpart;

5.                                      Employees of a foundation, civil association or company that receives significant donations from the Company. It is considered that significant donations are those that represent more than 15% of the total of donations received by the institution.

6.                                      Chief executive officers or high ranking executives of a company in the Board of Directors of which the Company’s Chief Executive Officer or high ranking executives participate; and

7.                                      Spouses or concubines, as well as the relatives by reason of blood or marriage through the first level regarding one of the persons listed in items 3 through 6 above, or through the third level regarding the persons identified in items 1 and 2 of this Article.

ARTICLE 11.  Any shareholder or group of shareholders that represent at least 10% of the capital stock shall have the right to designate a Proprietary Shareholder and its corresponding Alternate.

Additionally, every minority shareholder with a restricted vote, different than those set froth in Article 113 of the Mexican Corporate Law, or of restricted vote referred to in such provision, that represents at least 10% of the capital stock in one or both Series of shares shall have the right to designate at least one Director and its corresponding Alternate. In the absence of such designation by the minority shareholders, the owners of such Series of shares shall have the right to appoint at least two Directors and their corresponding Alternates; such designations, as well as the Directors’ substitutions and revocations shall be resolved in a Special Meeting.

The appointment made by the minority shareholders may only be revoked when the appointment of all of the other Directors is resolved as well.

ARTICLE 12.  The Board of Directors shall have all of the rights and obligations to manage and lead the Company, being able, therefore, to decide on anything concerning the performance of the corporate purpose and in general, all of the powers necessary for undertaking the management being entrusted, including the power to create devices, policies, procedures, codes, guidelines, controls, support committees or any other devices which it may deemed convenient or necessary to carry on with its functions, and to establish measures, procedures and other actions which it may deem necessary or convenient in order to comply with the statutes applicable to the Company and more specifically to those ordinances governing the stock and other securities issued by the Company in the various stock markets where these may be placed, and consequently, it will be able to undertake every action that directly or indirectly is related with the corporate purpose. To this effect, it shall have: I.- GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all the general and special powers requiring special power or clause, without any limitation whatsoever, with the ampleness of the first paragraph of Article 2554 of the Civil Code of the Federal District and the corresponding Articles in the Civil Codes of any and all States of the Republic of Mexico, including without any limitation, the faculties to promote and desist from any proceeding including the “amparo” proceeding, to settle or compromise or subject to any arbitration proceeding the Company’s rights and legal proceeding, undertake issue or accept reductions of amounts due and grant additional time for compliance, intervene as a bidder in auctions, formulate and present questionnaires, denunciation or accusations corresponding to the felonies that are committed with a direct or indirect detriment of the Company, as well as granting pardons, to question judges, magistrates or any other public servant, jurisdictional body or the “Junta de Conciliación y Arbitraje” in individual or collective matters, and in general represent the Company before any kind of authority and before any individual. II.- GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, being empowered to negotiate and enter into every kind of understandings, arrangements, agreements or any other kind of legal actions be they of civil, administrative or any other kind of nature, pursuant to the terms of the second paragraph of Article 2554 of the Civil Code of the Federal District and the correlative Articles in the Civil Codes of any and all States of the Republic of Mexico. III.- POWER OF ATTORNEY FOR FINANCIAL AND EXCHANGE MATTERS, pursuant to the terms of Articles 9 and 85 of the General Law of Negotiable Instruments and Credit Operations, being empowered to grant, issue, subscribe, bestow, endorse, guarantee and negotiate in any form any kind of contracts and credit instruments on behalf of the Company. IV.- GENERAL POWER OF ATTORNEY FOR ACTS OF DOMAIN, being empowered therefore to sell, encumber, offer in guarantee or put into a trust and in general dispose and affect in any form and under any legal title, the assets of the Company, both those that constitute Fixed Assets and those known as Current Assets, with the powers that correspond per the law to the owner pursuant to the terms of the third paragraph of Article 2554 of the Civil Code of the Federal District and the correlative Articles in the Civil Codes of any and all States of the Republic of Mexico. V.- Regarding the Powers and the faculties above mentioned, the Board of Directors shall have the right to delegate them and grant General or Special Powers of Attorney and to revoke those previously granted.

Independently of the Shareholders’ Meeting authorizations, it shall be the unassignable responsibility of the Board of Directors to approve the operations that deviate from the ordinary course of business and that are to be executed between the Company and its shareholders, with persons that form part of the Company’s management or with whom such persons maintain patrimonial links or, if applicable, relationship links, by blood or marriage through the second degree, the spouse or concubine; the purchase or sale of 10% or more of the Company’s assets; the granting of guarantees for an amount in excess of 30% of the Company’s assets; approve the transactions that subsidiaries of the Company intend to carry out under the terms of article 14 Bis 3, section IV, paragraph d) of the Securities Market Law, with related parties or which otherwise require to commit their assets under the terms of the referred provision, as well as operations different from the above that represent more than 1% of the Company’s assets.

The members of the Board of Directors shall be responsible for the resolutions adopted regarding the matters referred to in the previous paragraph, except in the event set forth in Article 159 of the Mexican Corporate Law.

The shareholders that represent at least 15% of the capital stock may exercise the civil responsibility action against the management, as long as the requisites established in Article 163 of the Mexican Corporate Law are satisfied. Such action may also be exercised with respect to the Statutory Auditors and members of the Audit Committee.

ARTICLE 13.  The Chairman of the Board of Directors shall be, by the sole fact of his appointment, the legal representative of such Board and shall have all the powers and authorities that might be required to enforce the resolutions thereof, without further formality.

ARTICLE 14.  The Board of Directors shall meet at least once every three months. The Chairman of the Board of Directors, at least 25% of the Directors, or any of the Company’s Statutory Auditors, may call to a meeting of the Board of Directors.

For the meetings of the Board of Directors and the resolutions thereto to be binding, the attendance of the majority of the members is required. The meetings of the Board of Directors shall be presided over by the Chairman. If the Chairman does not attend the meeting, such meeting shall be presided over by the Director designated by the majority of votes of the Directors; the one appointed shall act as Secretary to that effect; in the event of his or her absence the substitute shall be that person so designated by the Directors per the vote of the majority. Resolutions adopted outside the scope of a meeting of the Board, through the unanimous vote of its members, shall have for all legal purposes the same validity as if it had been adopted in a meeting of the Board of Directors, as long as they are confirmed in writing.

ARTICLE 15.  The Board of Directors shall adopt its resolutions by the majority of votes of the members present. The Chairman of the Board of Directors shall have a qualified vote in the event of a tie. The minutes of the each meeting of the Board of Directors shall be registered in the corresponding book and shall be signed by the Chairman and the Secretary. Likewise the minutes shall be signed if desired, by the Statutory Auditor that attends the meeting.

ARTICLE 16.  Under the terms of the applicable statutes, the Company shall form an Audit Committee, which shall be comprised of Directors, of which at least the chairman and the majority of the members shall be Independent and shall allow the presence of the Company’s Statutory Auditor or Statutory Auditors, who shall attend as guests with the right to speak however without a vote.

The members of the Audit Committee shall be appointed by the Ordinary Shareholders’ Meeting; they shall remain in office for one year, however they shall continue in their positions until their replacements take hold of their positions, and shall receive the compensation decided by the Shareholders’ Meeting.

The Audit Committee shall have, among others, the following functions and authorities: (a) the preparation of an annual report of its activities and render it to the Board of Directors; (b) the issuance of opinions with respect to transactions outside the ordinary course of business of the Company and which are intended to be carried between the Company and its shareholders, with persons from the Company’s management or with whom such persons have economic links or, if applicable, family links, either by blood or marriage up to the second degree, the spouse, either by civil or common law marriage and the rendering opinions in respect to transactions which subsidiaries of the Company intend to carry out, under the terms of article 14 Bis 3, section IV, paragraph d) of the Securities Market Law, with related parties or which require commit their assets under the terms of the same provision; (c) the making of proposals relating to the hiring of independent experts, if necessary, so that such experts can issue their opinions with respect to related party transactions; (d) the proposal to the Board of Directors candidates to be the external auditors of the Company and the conditions pursuant to which they will be hired; (e) the assistance to the Company’s Board of Directors to the revision of the Company’s financial information and arrange the issuance process of the same; (f) the assistance in the definition of the general guidelines of the internal control system, the assessment of its effectiveness, as well as the coordination and evaluation of the annual internal audits and the activities performed by our internal and external auditors and the Statutory Auditors; (g) the verification that the Company has the necessary mechanisms to allow assurance that it is in compliance with applicable laws, and inform the board of directors on that respect, and (h) other functions, authority and obligations as set forth or deriving from the legal ordinances to which the Company may be subject.

The Board of Directors must present to the Shareholders’ Meeting the Audit Committee’s report.

ARTICLE 17.  Upon taking office, the members of the Board of Directors shall be entitled to receive such compensation as the Shareholders’ Meeting may determine.

SURVEILLANCE OF THE COMPANY

ARTICLE 18.  The surveillance of the Company shall be entrusted to one or more Statutory Auditors and their alternates as determined by the General Ordinary Shareholders’ Meeting. The Statutory Auditors and their respective alternates may be shareholders, with the exception established in Article 65 of the Mexican Corporate Law; shall be appointed and removed at any time by the shareholders in an Ordinary Shareholders’ Meeting, and shall perceive the compensation determined by the shareholders in the Ordinary Shareholders’ Meeting.

The owners of the shares with or without the right to vote that represent at least 10% of the capital stock may designate a Statutory Auditor.

The Statutory Auditor or Statutory Auditors shall have the powers and obligations set forth in the Mexican Corporate Law. Whenever there is a temporary or permanent absence of the Statutory Auditor, the relevant Alternate Statutory Auditor shall act in such capacity; should there not be an Alternate Statutory Auditor, the Board of Directors, within ten days, shall call a General Ordinary Shareholders’ Meeting, which shall appoint new Statutory Auditors and their Alternate Statutory Auditors.

ARTICLE 19.  The Statutory Auditors shall hold office for one year, may be reelected and shall continue with their duties until the persons appointed to replace them have taken such office.

ARTICLE 20.  The Statutory Auditors shall be called to all of the sessions of those intermediate consulting committees in which the Board of Directors has delegated any power. Likewise, the Statutory Auditors shall have the powers and obligations set forth in Article 166 of the Mexican Corporate Law.

SHAREHOLDERS’ MEETINGS

ARTICLE 21.  The General Shareholders’ Meeting may be either Extraordinary or Ordinary. Extraordinary are all the meetings held to deal with any of the issues listed in Article 182 of the Mexican Corporate Law. All others shall be General Ordinary Meetings.

ARTICLE 22.  Ordinary Shareholders’ Meetings shall be held at least once every year within the first four months following the end of each fiscal year. In addition to the matters specified in the Agenda, such Meetings shall: 1.- Discuss, approve or modify the financial report, after listening to the report provided by the Board of Directors referred to in Article 172 of the General Corporations Law and based on the Statutory Auditors’ report; and to adopt any resolutions as it may deem appropriate. 2.- Appoint the members of the Board of Directors and the Statutory Auditors, as well as to resolve upon the terms of the guaranties to be posted by such persons and to determine the compensations payable to them, which shall be considered as expenses. 3.- Resolve upon the allocation of profits.

ARTICLE 23.  Notices to General Shareholders’ Meetings shall be made by the Board of Directors or by the Statutory Auditors. However, shareholders that represent at least 10% of the capital stock may, at any time, request in writing that the Board of Directors or the Statutory Auditors call a General Shareholders’ Meeting to discuss the items specified in their request. Any shareholder that owns one share shall have the same right in any of the events referred to in Article 185 of the Mexican Corporate Law. If the Board of Directors or the Statutory Auditors do not initiate the call within fifteen days following the date of the request, a Civil or District judge of the Company’s domicile shall proceed with the call per the request of any of the interested parties, who shall exhibit their shares for such purpose.

ARTICLE 24.  Notices of all Shareholders’ Meetings must be published in the State’s Official Gazette or a newspaper of wide circulation in the Company’s domicile, at least 15 calendar days prior to the date set for such Meeting. Such notices shall include the Agenda of the Meeting and shall be signed by the persons giving such notice.

ARTICLE 25.  General Shareholders’ Meetings may be held without prior notice thereof, provided that in such event all the shares of the capital stock must be represented at the moment of the voting.

ARTICLE 26.  Shareholders may be represented at the Meetings by the person or persons that they designate through proxy letters granted in forms elaborated by the Company, which shall meet the following conditions: 1. Clearly set forth the Company’s name, as well as the corresponding Agenda, which shall not have under the item “general matters” the items referred to in Articles 181 and 182 of the Mexican Corporate Law; and 2. Have space for the instructions that the grantor sets forth for the exercise of the proxy.

The Secretary of the Board of Directors shall confirm that the indications set forth in this Article are complied and shall inform to that effect to the Shareholders’ Meeting, which shall be reflected in the corresponding minutes.

ARTICLE 27.  The minutes of the General Shareholders’ Meetings shall be recorded in the relevant book and shall be signed by the Chairman and Secretary of the relevant Meeting, as well as by the attending Statutory Auditor if he wishes to.

ARTICLE 28.  Shareholders’ Meetings shall be presided over by the Chairman of the Board of Directors, or in his absence, by any of the persons appointed to that effect by the majority of the attending Shareholders. The Secretary of the Board of Directors or, in his absence, any person appointed to that effect by the majority of the attending shareholders, shall act as Secretary of the Meetings.

ARTICLE 29.  A General Ordinary Shareholders’ Meeting held as a result of a first notice shall be deemed to be legally convened, if at least 50% of the shares of the capital stock are represented thereat, and its resolutions shall be valid when adopted by the favorable vote of shares representing at least the majority of the shares represented at the Meeting.

ARTICLE 30.  A General Extraordinary Shareholders’ Meeting held as a result of a first notice shall be deemed to be legally convened, if at least 75% of the shares of the capital stock are represented thereat, and its resolutions shall be valid when adopted by the favorable vote of shares representing at least 50% of such the capital stock.

ARTICLE 31.  If in the Meetings the number of shares set forth in the prior Articles were not represented on the date set forth in the first notice, such notice shall be repeated and such Meeting shall decide the items set forth in the Agenda regardless of the number of shares represented if the Meeting were a General Ordinary Shareholder’s Meeting. If the Meeting is an Extraordinary one, the favorable vote of the shares that represent at least 50% of the capital stock will be required.

The shareholders with shares with voting rights, even in a limited or restricted form, that gather at least 10% of the shares represented at a Meeting, may request the voting deferral of any matter which they do not consider themselves sufficiently informed, complying the terms and conditions set forth in article 199 of the Mexican Corporate Law. When they gather at least 20% of the capital stock, such shareholders may judicially oppose those resolutions of the General Meetings on which they have the right to vote, as long as they comply with the requirements set forth in article 201 of the Mexican Corporate Law, with article 202 of such Law being equally applicable.

ARTICLE 32.  In order to be entitled to attend a Shareholders’ Meeting, all shareholders shall previously deposit their share certificates with the Company’s Secretary, in a Mexican or foreign bank or a securities depository institution, not later that the day immediately preceding the date set forth for the Meeting. The certificate of the share’s deposit will accredit the right to attend the General Meetings.

The relevant shareholders must be registered as such in the Stock Registry. The Stock Registry of the Company shall be closed, and therefore no recordings shall be permitted two days prior to the date of the Meeting.

FISCAL YEARS, FINANCIAL INFORMATION, PROFITS AND LOSSES

ARTICLE 33.  Fiscal years shall not exceed twelve months, pursuant to Article 8 of the Mexican Corporate Law.

ARTICLE 34.  The Board of Directors shall submit to the Shareholders’ Meeting, for its approval, an annual report on the performance of the Company during the preceding fiscal year, including a report on the administrative, accounting and information policies, as well as a balance that reflects the Company’s financial situation and its results during such year, pursuant to Article 172 of the Mexican Corporate Law. In addition to the above mentioned report, the Directors may submit to the Shareholders’ Meeting, for its approval, the Financial Statements of the Company as of any other date of the relevant fiscal year.

ARTICLE 35.  The report referred to in the preceding Article and the Statutory Auditors’ report, must be concluded and made available to Shareholders at least fifteen days prior to the date set for the relevant Shareholders’ Meeting, as provided in the Mexican Corporate Law.

ARTICLE 36.  The net profits reflected in the Financial Statements of the Company, approved by the Shareholders’ Meeting, shall be allocated as follows: 1.- 5% shall be allocated to create the legal reserve fund, until such reserve fund amounts to one fifth of the capital stock. 2.- Any amounts as the Shareholders’ Meeting may determine, shall be allocated to create other contingency or special reserve funds. 3.- The balance, if any, shall be allocated in such manner as the Shareholders’ Meeting may determine.

ARTICLE 37.  The General Ordinary Shareholders’ Meeting can order the distribution of dividends during the fiscal year, in the form, terms and conditions agreed upon by the Shareholders’ Meeting, complying with the legal requirements and previously creating the corresponding reserves.

ARTICLE 38.  In the event of losses, they shall be first supported by the reserve fund and in its absence, by the capital stock.

DISSOLUTION AND LIQUIDATION

ARTICLE 39.  The Company shall be dissolved in any of the events referred to in Article 229 of the Mexican Corporate Law.

ARTICLE 40.  Upon dissolution of the Company, the same shall be liquidated. The General Extraordinary Shareholders’ Meeting shall appoint one or more liquidators. If such Shareholders’ Meeting does not appoint the liquidators, upon request of any shareholders, a competent Civil or District Court with jurisdiction in the Company’s domicile shall do so.

ARTICLE 41.  If the Shareholders’ Meeting does not provide specific instructions to the liquidators, the Company’s liquidation shall be carried out in accordance with the following general principles: 1.- Any pending transaction shall be concluded in a way such to prevent any damage to the Company’s creditors and shareholders. 2.- The General Balance and Inventory shall be prepared. 3.- Collection of accounts receivable and payment of accounts payable. 4.- Sale of the Company assets and allocation of the proceeds thereof. 5.- Distribution of the balance, if any, among all shareholders in proportion to the number of shares owned by them.

ARTICLE 42.  Upon termination of the liquidation, any of the liquidators shall call for a General Shareholders’ Meeting to approve the liquidation Statements and resolve upon the allocation of the relevant balance, if any.